$42,429,167

SENIOR SECURED SUPERPRIORITY
DEBTOR-IN-POSSESSION
LOAN AND SECURITY AGREEMENT

Dated as of September __, 1999

Among

TRISM, INC.
TRISM SECURED TRANSPORTATION, INC.
TRI-STATE MOTOR TRANSIT CO.
DIABLO SYSTEMS INCORPORATED, d/b/a DIABLO TRANSPORTATION, INC.
TRISM EASTERN, INC., d/b/a C. I. WHITTEN TRANSFER
TRISM HEAVY HAUL, INC.
TRISM SPECIALIZED CARRIERS, INC.
TRISM SPECIAL SERVICES, INC.
TRISM LOGISTICS, INC.
AND
TRISM EQUIPMENT, INC.
(collectively, the Borrowers)

and

THE FINANCIAL INSTITUTIONS PARTY
HERETO FROM TIME TO TIME AS LENDERS

(collectively, the Lenders)

and

THE CIT GROUP/BUSINESS CREDIT, INC.

(the Agent)

                     SENIOR SECURED SUPERPRIORITY
                         DEBTOR-IN-POSSESSION
                      LOAN AND SECURITY AGREEMENT

                    Dated as of September __, 1999

          TRISM, INC., a Delaware corporation ("Trism"), TRISM SECURED TRANSPORTATION, INC., a Delaware corporation ("Trism Secured") TRI-STATE MOTOR TRANSIT CO., a Delaware corporation ("TSMT"), DIABLO SYSTEMS INCORPORATED D/B/A/ DIABLO TRANSPORTATION, INC., a California corporation ("Diablo"), TRISM EASTERN, INC. D/B/A C.I. WHITTEN TRANSFER, a Delaware corporation ("CI Whitten"), TRISM HEAVY HAUL, INC., a Delaware corporation ("Heavy Haul"), TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation ("Specialized"), TRISM SPECIAL SERVICES, INC., a Georgia corporation ("Special Services"), TRISM LOGISTICS, INC., a New Jersey corporation ("Logistics"), TRISM EQUIPMENT, INC., a Delaware corporation ("TEI") (each of Trism, Trism Secured, TSMT, Diablo, CI Whitten, Heavy Haul, Specialized, Special Services, Logistics and TEI, in their capacities as debtors and debtors-in-possession, is herein referred to individually as a "Borrower" and are collectively referred to herein as the "Borrowers"), all with a principal place of business at 4174 Jiles Road, Kennesaw, Georgia 30144, the Lenders (as hereinafter defined) and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the "Agent") agree as follows:

RECITALS:

A. On September 16, 1999 (the "Petition Date"), each of the Borrowers filed petitions in the United States Bankruptcy Court for the District of Delaware (the "Court") for relief under Chapter 11 of the Bankruptcy Code, thereby initiating Chapter 11 Case Nos. 99-3364 through 99-3373, which are being jointly administered (collectively the "Chapter 11 Cases" and individually a "Chapter 11 Case"). Borrowers continue to operate their respective businesses, and manage their respective properties, as debtors-in-possession pursuant to 1107 and 1108 of the Bankruptcy Code.

B. The Borrowers have requested that Lenders provide a senior secured superpriority credit facility, consisting of revolving and term loans, and Letters of Credit, to the Borrowers in an aggregate amount up to $42,429,167. The Borrowers' business is a mutual and collective enterprise, and the consolidation of all loans and other accommodations under this Agreement will enhance the Borrowers' aggregate borrowing powers and facilitate the administration of their respective Chapter 11 Cases, all to the Borrowers' respective individual mutual advantage and that of their respective creditors.


ARTICLE

DEFINITIONS

          SECTION             Definitions.  For the purposes of this
Agreement:
1.
     "Account Debtor" means a Person who is obligated on a Receivable. "Acquire" or "Acquisition", as applied to any Business Unit or
Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     "Adjusted Net Worth" means on any relevant date an amount equal to the Net Worth plus the principal amount of the Subordinated
Indebtedness then outstanding.

     "Administration Fee" shall have the meaning assigned to such term in Section 4.2(c).

     "Advance" means amounts advanced by the Lenders to a Borrower pursuant to Section 2.1 hereof.

     "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person or such Person's Affiliates,
(b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person,
(ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or
(iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

     "Agency Account" means an account of a Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

     "Agency Account Agreement" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Receivables or of any other Collateral.

     "Agent" means The CIT Group/Business Credit, Inc., a New York corporation, and any successor agent appointed pursuant to Section
14.9 hereof.

     "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 15.1(c) hereof.

     "Agreement" means and includes this Post-Petition Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto, and shall mean and refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

     "Asset Disposition" means the disposition of any asset of any Borrower or any of its Subsidiaries.

          "Assignment and Transfer" means an assignment and transfer in a form acceptable to the Agent and Lenders assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 13.1.

     "Audited Financial Statements" shall have the meaning assigned to such term in Section 10.1(a) hereof.

     "Availability Shortfall" shall mean a condition which occurs, at any time and from time to time, when the Borrowers' Borrowing Base Availability has remained below $5,000,000 for a period of ten (10) consecutive Business Days during the term hereof.

     "Bankruptcy Code" means the provisions of Title 11, United States Code, as amended from time to time, or any successor statute.

     "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     "Billed Eligible Receivables" shall mean the aggregate amount of Eligible Receivables for which the services related thereto have been performed by an Operating Company and an invoice has been rendered to the customer.

     "Borrower" and/or "Borrowers" shall have the meanings ascribed to such terms in the preamble of this Agreement.

     "Borrowers' Motion Regarding Banks" means that certain "Application for an order (1) authorizing debtors to (a) continue and maintain their consolidated cash management system, (b) continue and maintain their existing bank accounts and (c) continue to use existing business forms and (2) granting related relief" filed in the Chapter 11 Cases by Debtors.

     "Borrowing Base" means at any time an amount equal to the lesser of:

     (a)  the Revolving Credit Facility Amount minus the sum of

          (i)  the Letter of Credit Reserve, plus

               (ii) the Carve-Out Amount, plus

          (iii) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment, or

     (b)  an amount equal to

          (i) the sum of (A) eighty-five percent (85%) of the face value of Billed Eligible Receivables due and owing at such time, plus (B) eighty percent (80%) of the face value of Unbilled Eligible Receivables due and owing at such time up to the lesser of (1) $5,000,000 or (2) twenty-five percent (25%) of the amount calculated in clause (b)(i)(A) hereof, minus

          (ii) the sum of

               (A)  the Letter of Credit Reserve, plus

                    (B)  the Carve-Out Amount, plus

               (C) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment.

     "Borrowing Base Availability" means at any time (a) the Borrowing Base at such time minus (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

     "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit C.

     "Business Day" means any day other than a Saturday, Sunday or other day on which either the office of Chase Manhattan Bank, N.A., in New York, New York or the Agent's office in Atlanta, Georgia is authorized to close.

     "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

     "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

     "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Carve-Out Amount" shall have the meaning assigned in Section
4.9.

     "Carve-Out Expenses" means the aggregate amount of expenses entitled to the benefits of the Carve-Out Amount, but not greater than the Carve-Out Amount.

     "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

     "Cash Equivalents" means

     (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (b) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

     (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one (1) year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000.00 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

     (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

     "Change of Control" means (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty percent (20%) or more of the voting power of the then outstanding common stock of Trism; or (b) during any period of twelve (12) consecutive calendar months, individuals who were directors of Trism on the first (1st) day of such period shall cease to constitute a majority of the board of directors of Trism; provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control default has occurred pursuant to this clause (b) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period.

     "Chapter 11 Cases" shall have the meaning assigned in the Recitals hereof, and "Chapter 11 Case" means the respective bankruptcy case for any Borrower under Chapter 11 of the Bankruptcy Code.

     "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Secured Obligations, (iii) the employees, payroll, income or gross receipts of Borrowers, (iv) the ownership or use of any assets by any Borrower, or (v) any other aspect of Borrowers' business.

     "Chase Manhattan Bank Rate" shall mean the rate of interest per annum announced by Chase Manhattan Bank, N.A. from time to time as its prime rate in effect at its principal office in the City of New York. Such rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, N.A. to its borrowers.

     "Clearing Bank" means any banking institution including, without limitation, Mercantile Bank, with which an Agency Account has been established pursuant to an Agency Account Agreement.

     "Closing Fees" shall have the meaning assigned to such term in
Section 4.2(a).

     "Collateral" means and includes all of each and every Borrower's and each and every Guarantor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

     (a)  all Receivables,

     (b)  all Contract Rights,

     (c)  all General Intangibles,

     (d)  the Stock,

               (e)  the Vehicles,

               (f)  the Mortgaged Real Estate and the Term Loan B
               Trailers, when and if pledged to Lenders in accordance with Article 2B hereof,

               (g) all goods and other property (other than truck tractors, trailers (excluding Vehicles or Term Loan B Trailers) computer and communications equipment including satellite tracking equipment), whether or not delivered,

          (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

          (ii) securing any Receivable,

     including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

     (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

     (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

     (j) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

     (k) all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and

     (l) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

     "Collection Account" means the Agent's account at The Chase
Manhattan Bank, N.A., New York, New York; ABA No. 021000021; For the Account of The CIT Group/Business Credit Account No.144026613;
Reference: Trism Inc. (DIP).

     "Commitment" means, as to each Lender, an amount equal to the Total Commitment multiplied by the percentage set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 13.1), to make Revolving Credit Loans and Term Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register (as defined in Section 13.1(d)) representing such Lender's obligation to make Revolving Credit Loans and Term Loans and to purchase participations in Letters of Credit.

     "Commitment Fee" means the fee paid by the Borrowers to the Agent pursuant to and in connection with the execution by the Borrowers of the Commitment Letter.

     "Commitment Letter" shall mean the commitment letter dated
September 15, 1999 issued by the Agent and Lenders to, and accepted by, the Borrowers as the same may be amended prior to the Effective Date.

     "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.
     "Consolidated Balance Sheet" shall mean a consolidated balance sheet for the Borrowers and the consolidated Subsidiaries of each of the Borrowers, eliminating all inter-Borrower transactions and prepared in accordance with GAAP.

     "Consolidating Balance Sheet" shall mean a Consolidated Balance Sheet plus individual balance sheets for each Borrower listed on
Schedule 1.1 and the consolidated subsidiaries of each such Borrower, showing all eliminations of inter-Borrower transactions and prepared in accordance with GAAP and including a balance sheet for each such Borrower exclusively.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

     "Contracts" shall mean all "contracts," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by any Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents or instruments as such terms are defined in the Uniform Commercial Code) in or under which any Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.

     "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under Contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

     "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers with a Disbursing Bank for the purposes of disbursing Loan proceeds and amounts deposited thereto.

     "Court" shall have the meaning assigned in the Recitals hereto.

     "Default" means any of the events specified in Section 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

     "Default Margin" means two percent (2.0%) per annum.

     "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective
Date.

          "Dollar" and "$" means freely transferable United States dollars.

     "EBITDA" means, for any period, an amount equal to the Borrowers' aggregate consolidated Net Income from recurring operations, excluding extraordinary items, plus Interest Expense, depreciation and amortization expense, and taxes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.
     "Early Termination Date" shall mean the date on which the DIP Facility is voluntarily terminated or any of the loans thereunder are fully repaid by Borrowers (but excluding payments in the ordinary course of business of amounts drawn under the Revolving Facility and further excluding a termination of the DIP Facility upon the consummation of a plan of reorganization proposed by Borrowers accompanied by the simultaneous satisfaction of all obligations of the Borrowers thereunder with proceeds of a new post-confirmation financing facility provided by the Agent); provided, however, that such term shall also exclude the date, if any, on which the Borrowers voluntarily terminate this Agreement because of confirmation of a plan of reorganization by the Court in the Chapter 11 Cases, which plan contemplates post-confirmation refinancing to the Borrowers by the Agent and with respect to which the Agent have provided a written commitment containing provisions not materially inconsistent with such plan.

     "Early Termination Fee" shall mean the fee that the Agent, for the ratable benefit of the Lenders, is entitled to charge the Borrowers, in the event an Early Termination Date occurs, and shall be an amount equal to (a) the Total Commitment multiplied by (b) one-half percent (.50%).

     "Effective Date" means the later of (a) the Agreement Date or (b) the first date on which all of the conditions set forth in Sections
5.1 and 5.3 shall have been fulfilled.

     "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans and the Term Loans in effect from time to time pursuant to the provisions of Section 4.1.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000.00 or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000.00 calculated in accordance with GAAP; and (iii) any Lender listed on the signature page of this Agreement; provided in each case that the representation contained in Sections 13.1(c)(i) and
13.2 hereof shall be applicable with respect to such institution or Lender.

     "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to an Operating Company net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition which is deemed by the Agent in its reasonable credit judgment to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by an Operating Company and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Operating Company to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than ninety (90) days after the date of the original invoice or past due more than seventy-five (75) days after its due date; (c) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of an Operating Company; (d) such Receivable is not owing by an Account Debtor more than fifty percent (50%) of whose then-existing accounts owing to an Operating Company do not meet the requirements set forth in clause (b) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or the United Kingdom (a "Foreign Receivable"), the transportation services which gave rise to such Receivable were rendered after receipt by an Operating Company from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent (an "L/C Backed Foreign Receivable"); provided that the Operating Companies may include in Eligible Receivables, in the aggregate, an amount of up to $500,000 of Foreign Receivables which are not L/C Backed Foreign Receivables; (f) if such Receivable is subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment that, upon the request of the Agent pursuant to Section 8.12 or otherwise, an Operating Company promptly complies with the requirements of
Section 8.12; (g) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's reasonable credit judgment, have a Materially Adverse Effect on such Account Debtor; (h) excluding any Receivable owing by any agency or department of the federal government, such Receivable is not owing by an Account Debtor, who or along with a group of affiliated Account Debtors has then-existing accounts owing to an Operating Company which exceed in face amount fifteen percent (15%) of such Operating Company's total Eligible Receivables; (i) if such Receivable is a Billed Receivable, it is evidenced by an invoice or other documentation in a form acceptable to the Agent containing only terms normally offered by an Operating Company, (j) if such Receivable is an Unbilled Receivable, then no more than fifteen (15) days have elapsed from the earliest of the date on which (i) such Receivable was created or arose, (ii) such sale was made or service performed, or (iii) such Receivable could have been invoiced by the Operating Company; (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts (i) exist to the knowledge of an Operating Company, or (ii) have been disclosed in the course of any audit, which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, including, without limitation, those arising as a result of the filing of the Chapter 11 Cases or any action or inaction by the Borrowers in such Chapter 11 Cases; (l) such Receivable is not evidenced by chattel paper or an instrument of any kind; (m) such Receivable does not arise out of a rebill or advertising bill; (n) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien; and
(o) any other requirements deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

     "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

     "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

     "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

     "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for notice or lapse of time or any other express condition has occurred or been satisfied.

     "Expense Deposit" means the expense deposit under and pursuant to the Commitment Letter.

     "Final Order" means an order of the Court which meets all of the requirements of an Interim Order but which (a) fully and finally approves all of the Loan Documents, (b) removes any interim or temporary limitations contained in the Interim Order, including, without limitation, any interim limitation on the maximum amount of Secured Obligations permitted to be incurred thereunder, and (c) is in form and substance satisfactory to the Agent and the Required Lenders in their sole discretion, and (d) reflects the consent of counsel to the Agent to the entry thereof.

     "Financial Officer" means the chief financial officer, Treasurer or Controller of a Borrower.

     "Financing Statements" means all Uniform Commercial Code financing statements required by Agent and executed by a Borrower, in form and substance satisfactory to the Agent.

     "Fiscal Month" shall mean each calendar month during the Fiscal
Year.

     "Fiscal Quarter" shall mean each three (3) month period ended March 31, June 30, September 30 and December 31 of each year.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

     "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

     "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall mean each of TRISM Maintenance Services, Inc., EFB, Inc., Transportation Recovery Systems, Inc., TRISM Benefits, Inc., Aero Body and Truck Equipment, Inc., Tri-state Transportation Services, Inc., Emerald Leasing, Inc., McGil Special Services, Inc., E.L. Powell & Sons Trucking Co., Inc., Trism Transport, Inc., and Trism Transport Services, Inc., and any other Subsidiary of Trism which is not a debtor in a Chapter 11 Case, and "Guarantors" shall collectively refer to all of the above-listed entities.

     "Guaranty Agreement" means the Guaranty dated as of the Effective Date, executed by the Guarantors in favor of the Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time.

     "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

(a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

(b) an agreement direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations,
(ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligations.

     "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of Reimbursement Obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancelable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loans.

     "Initial Anniversary Date" shall mean the six-month anniversary of the Effective Date.

     "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

     "Interest Expense" means the interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

     "Interest Payment Date" means the first (1st) day of each calendar month commencing on October 1, 1999 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

     "Interim Order" means the order of the Court entered in the Chapter 11 Cases, after a hearing, satisfactory in form and substance to the Agent and the Required Lenders in their sole discretion and which reflects the consent thereto of counsel to the Agent, which, among other matters, but not by way of limitation, authorizes the Borrower to obtain credit, incur indebtedness, grant Liens under this Agreement and under the Loan Documents, as the case may be, and provide for the superpriority claim status of the Secured Obligations, all as set forth in such order.

     "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses; (c) any Guaranty of the obligations of any other Person; or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

          "IRS" means the Internal Revenue Service.

     "Issuing Bank" shall have the meaning ascribed thereto in Section
3.1.

     "Lender" means at any time any financial institution party to this Agreement as a lender at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 13, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement as lenders at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 13, and their successors and assigns, including, without limitation, the financial institutions whose signatures are affixed hereto as of the Agreement Date.

     "Letter of Credit" means any Letter of Credit issued by an Issuing Bank for the account of a Borrower pursuant to Article 3.

     "Letter of Credit Accommodations" shall have the meaning assigned in Section 4.2(d).

     "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

     "Letter of Credit Facility" means that portion of this Agreement pursuant to which Letters of Credit are provided.

          "Letter of Credit Facility Amount" means the amount of $17,000,000.

     "Letter of Credit Obligations" means, at any time, the sum of (a) the aggregate Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Lender pursuant to Section 3.1 but that have not yet been issued, in each case (i) as determined by the Agent, and (ii) expressly including all such amounts outstanding under the Pre-Petition Loan Agreement as of the Effective Date, which shall automatically, and without any further action by any Person, be deemed assumed by Borrowers and constitute Secured Obligations hereunder (without duplication) upon the occurrence of the Effective Date.

     "Letter of Credit Reserve" means, at any time, the aggregate
Letter of Credit Obligations at such time, excluding Letter of Credit Obligations, if any, that are fully secured by Cash Collateral.

     "Liabilities" means, as at the end of any fiscal period, all liabilities determined in accordance with GAAP and included on a balance sheet.

     "LIBOR" shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by Chase Manhattan Bank, N.A., (y) published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to LIBOR, then in any publication used in the New York City financial community or (z) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London
Time).

     "LIBOR Loan(s)" shall mean those Revolving Credit Loans and Term Loans for which the Borrowers have elected to use LIBOR for interest rate computations.

     "LIBOR Period" shall have the meaning assigned to such term in
Section 4.1(a)(i) hereof.

     "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income and profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

     "Loan(s)" means any Revolving Credit Loan or Term Loan, as well as such loans collectively, as the context requires.

     "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 4.4.

     "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, the Guaranty Agreement, the Pledge Agreement, the Trademark Security Agreement, the Interim Order, the Final Order and each other instrument, agreement or document executed by the Borrowers, the Guarantors or any Affiliate or Subsidiary of the Borrowers or the Guarantors in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby, all in form and substance acceptable to the Agent.

     "Lockbox" means each U. S. Post Office Box specified in a Lockbox
Agreement.

     "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

     "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

     "Material Intellectual Property" shall mean any Intellectual
Property which is in any manner related to a product or service (or a related group of products or services) of a Borrower which generates gross revenue to such Borrower at an annual rate of at least
$1,000,000.

     "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition (i) with respect to a Borrower, includes a materially adverse effect upon such Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Borrower and (ii) with respect to a Guarantor, includes a materially adverse effect upon such Guarantor's ability to perform its obligations under the Guaranty Agreement, or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Guarantor; provided, however, that the filing of the Chapter 11 Cases does not constitute a Materially Adverse Effect.

     "Measurement Period" means, upon and after an Availability
Shortfall during the term hereof the month which immediately precedes the month in which the Availability Shortfall occurs and each determination period thereafter.

     "Minimum Commitment" shall have the meaning ascribed to such term in Section 13.1(b) hereof.

     "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.
     "Mortgaged Real Estate" means all real property and improvements owned by Trism and located at 4174 Jiles Road in Kennesaw, Georgia comprising the Borrowers' executive offices and principal place of business.

     "Mortgages" means and includes any mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered or that may be executed and delivered by any Borrower to the Agent, for the benefit of itself and the Lenders, in connection with the Mortgaged Real Estate or otherwise.

     "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six (6) years.

     "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,
(b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

     "Net Outstandings" of any Lender means, at any time, the sum of
(a) all amounts paid by such Lender to the Agent in respect of Revolving Credit Loans, Term Loans or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans, Term Loans or Letter of Credit Obligations.

     "Net Proceeds" means proceeds received by a Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the reasonable transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising solely from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Permitted Lien on the asset or property disposed.

     "Net Worth" means, as at the end of any fiscal period, the total shareholders' equity determined in accordance with GAAP (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) included on a Consolidated Balance Sheet.

     "Non-Ratable Loan" means a Revolving Credit Loan made by the Settlement Lender in accordance with the provisions of Section
4.7(b)(ii).

     "Note" means either of a Revolving Credit Note or a Term Note, individually, and "Notes" mean all such Notes, collectively.

     "Operating Companies" shall mean Tri-State Motor Transit Co., Tri-State Transportation Services, Inc., Diablo Systems Incorporated d/b/a Diablo Transportation, Inc., Trism Eastern, Inc., d/b/a C. I. Whitten Transfer, Trism Specialized Carriers, Inc., Trism Special Services, Inc.,Trism Logistics, Inc. and Trism Equipment, Inc.

     "Operating Lease" shall have the meaning assigned to such term in
Section 11.10 hereof.

     "Operating Lease Obligations" means the aggregate amount of all obligations under all Operating Leases of any Borrower and any of its Subsidiaries as of the end of any relevant fiscal period, where the amount of each such obligation, with respect to any such Operating Lease, is equal to the sum of the following, in each case discounted to present value using the implicit interest rate embedded in such Operating Lease: (a) the monthly lease payment under such Operating Lease multiplied by the number of months then remaining in the term of such Operating Lease plus (b) the amount of any optional or mandatory residual payment due at the end of the term of such Operating Lease upon payment of which such Borrower will acquire the asset(s) subject to such Operating Lease.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Permitted Existing Indebtedness" means the Indebtedness set forth on Schedule 6.1(i) hereof.

     "Permitted Guaranties" means (a) the Guaranty in favor of Agent,
(b) those guarantees described on Schedule 6.1(i), and (c) guarantees of Permitted Obligations.

     "Permitted Incremental Obligations" means, for the six (6) month period commencing after the Petition Date, an amount equal to $8,000,000 (plus the Term Loan B, if any).

     "Permitted Investments" means (a) direct obligations of the United States of America, or any agency, thereof, or obligations guaranteed as to principal and interest by the United States of America, or any agency thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000); and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc. respectively.

     "Permitted Liens" means: (a) Liens securing taxes, assessments and other govern mental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with Section 9.6, and (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the real estate of a Borrower, which in the reasonable credit judgment of the Agent do not materially detract from the value of such real estate or impair the use thereof in such business of such Borrower; (d) Liens securing Permitted Obligations; (e) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents;
(f) Liens, if any, which, by virtue of the entry of, and pursuant to the express terms of, the Interim Order or the Final Order, as the case may be, are subordinate and inferior to the Liens of Lenders; and
(g) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower is fully protected by insurance or in respect of which such Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of such Borrower.

     "Permitted Obligations" means the aggregate amount of outstanding Purchase Money Indebtedness, Operating Lease Obligations and
Indebtedness for Money Borrowed which, and only to the extent, is incurred in accordance with the provisions of this Agreement, including without limitation, Section 11.2.

     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a Governmental Authority.

     "Petition Date" shall have the meaning assigned in the Recitals hereto.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Stock Pledge Agreement dated as of the Effective Date, among Trism, Trism Secured, Heavy Haul, Transport Services, TSMT and Specialized and the Agent, for the ratable benefit of the Lenders, as amended, modified or supplemented from time to time.

     "Pre-Petition Loan Agreement" means that certain Loan and Security Agreement dated as of July 14, 1997 by and among the Borrowers and certain affiliates thereof, the Agent and the Lenders identified therein, as amended.

     "Prime Option" shall mean either a Revolver Prime Option or a Term Loan Prime Option, as such terms are defined in Section
4.1(a)(i).

     "Projections" shall have the meaning assigned to such term in
Section 6.1(m).

     "Proposal Letter" shall mean that certain Proposal Letter from Agent to Trism, Inc., dated as of August 30, 1999, with respect to a Debtor in Possession Credit Facility.

     "Purchase Money Indebtedness" means (a) Indebtedness created to finance or refinance the payment of all or any part of the lesser of
(i) the purchase price or (ii) the fair market value, of any tangible asset (other than inventory), and secured only by Purchase Money Liens and (b) Capitalized Lease Obligations.

     "Purchase Money Lien" means any Lien securing Purchase Money
Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than inventory) which was financed or refinanced through the incurrence of the Purchase Money
Indebtedness secured by such Lien.

     "Real Estate" means all of each and every Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each and every Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 6.1(t).

     "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, General Intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contracts and Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person (other than any of the foregoing relating to the sale of equipment unless such equipment relates to or was obtained by the Borrowers in connection with the settlement of a customer Receivable) and guaranties, security and Liens securing payment thereof and (b) cash and non-cash proceeds of any of the foregoing.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by an Issuing Bank and a Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

     "Reimbursement Obligations" means the reimbursement or repayment obligations of a Borrower to an Issuing Bank pursuant to Article 3 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

     "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

     "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Replacement Letters of Credit" shall have the meaning assigned to such term in Section 3.3(b) hereof.

     "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate at least sixty-six and two-thirds percent (66_%).

     "Restricted Distribution" by any Person means (a) its retirement, redemption, pur chase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

     "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

     "Revolver LIBOR Option" shall have the meaning assigned to such term in Section 4.1(a)(i).

     "Revolving Credit Facility" means that portion of this Agreement pursuant to which Revolving Credit Loans are made.

     "Revolving Credit Facility Amount" means $35,000,000.

     "Revolving Credit Loans" means the Loans made to the Borrowers, from time to time, pursuant to Section 2.1 or, as the context requires, the aggregate outstanding amount thereof.

     "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

     "Rolling Stock" means tractors and trailers used by Borrowers in the operation of their respective businesses.

     "Schedule of Receivables" means a schedule delivered by the Borrowers to the Agent, from time to time, pursuant to the provisions of Section 8.11, setting forth a detailed aged trial balance of all the then existing Receivables, specifying the name of each Account Debtor and balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed.

          "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, (b) the Letter of Credit Obligations, and (c) all indebtedness, liabilities, obligations, covenants and duties of any Borrower to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 4 and expenses required to be paid or reimbursed pursuant to Section 15.2.

     "Security Documents" means each of the following:

     (a)  the Mortgage, relating to the Mortgaged Real Estate,

     (b)  the Financing Statements,

     (c)  the Guaranty Agreement,

     (d)  the Pledge Agreement,

     (e)  the Trademark Security Agreement,

     (f) each other writing executed and delivered by a Borrower or any other Person securing the Secured Obligations, and

     (g) the certificates of titles for the Vehicles and the Term Loan B Trailers, with the first-priority lien of Agent properly noted thereon.

     "Security Interest" means the valid and perfected first priority Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 4.7(b)(i) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of
Section 4.7.

     "Settlement Lender" means, for the purposes of Section 4.7, the Agent in its capacity as a Lender.

     "Settlement Report" means each report, substantially in the form attached hereto as Exhibit E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     "Stock" shall mean all of the issued and outstanding stock of all of the direct and indirect Subsidiaries of Trism, which Stock will be pledged as Collateral for the Loans.

     "Subordinated Indebtedness" means the Indebtedness evidenced by the Subordinated Indenture.

     "Subordinated Indenture" shall mean that certain Indenture, dated as of December 15, 1993, among Trism, as Issuer, First Trust National Association, as Trustee, and certain of the Borrowers, as Guarantors, relating to the sale of $100,000,000 of Trism's 10 3/4% Senior Subordinated Notes due 2000, as supplemented or amended from time to time.

     "Subsidiary"

     (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of fifty percent (50%) or more of the stock of any class or classes or fifty percent (50%) or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

          (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

          (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

     (b) when used with respect to a Plan, ERISA or a provision of the IRC pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with a Borrower and is treated as a single employer with such Borrower under Section 414(b) or (c) of the IRC and the regulations thereunder.

     "Term Loan LIBOR Option" shall have the meaning assigned to such term in Section 4.1(a)(i).

     "Term Loan A" means the aggregate term loan to be made to Borrowers by Lenders pursuant to Article 2A hereof in an amount not to exceed the Term Loan A Facility Amount.

     "Term Loan A Facility Amount" means an amount equal to $2,429,167.

     "Term Loan B" means the aggregate term loan made to Borrowers by Lenders pursuant to Article 2B hereof in an amount not to exceed the Term Loan B Facility Amount.

     "Term Loan B Collateral Value" means as of any date an amount equal to (i) sixty- four percent (64%) of the aggregate orderly liquidation value of the Term Loan B Trailers (as determined by the most recently completed appraisal of such trailers pursuant to the terms of this Agreement) plus (ii) sixty percent (60%) of the appraised fair market value of the Mortgaged Real Estate (as determined by the most recently completed appraisal of such property pursuant to the terms of this Agreement).

     "Term Loan B Facility Amount" means an amount equal to the lesser of (i) $5,000,000 or (ii) the Term Loan B Collateral Value.

     "Term Loan B Funding Conditions" shall have the meaning assigned in Section 2B.2.

     "Term Loan B Funding Date" means the date on which all of the Term Loan B Funding Conditions (hereinafter defined) have been satisfied or waived in writing by the Agent with the consent of the Required Lenders and Term Loan B is funded by the Lenders.

     "Term Loan B Trailers" means those certain trailers listed on
Schedule 5.2 hereto.

     "Term Loan(s)" means either or both Term Loan A and Term Loan B or, as applicable, the amount of a Lender's commitment with respect thereto.

     "Term Loan Credit Facility" means that portion of this Agreement pursuant to which Term Loans are made.

     "Term Note(s)" means any or all of the Term Loan A Notes and the Term Loan B Notes made by Borrowers to the order of each Lender evidencing the Borrowers' joint and several obligation to pay the aggregate unpaid principal amount, together with any accrued but unpaid interest and charges thereon, of the Term Loans made to them by Lenders.

     "Termination Date" shall mean the earliest of: (i) the Initial Anniversary Date; (ii) the date that Agent has, pursuant to Section
12.2 hereof, terminated Borrowers' right to receive Loans or accommodations for Letters of Credit; (iii) the date of prepayment in full by Borrowers of any of the Loans; (iv) October 17, 1999, if the Interim Order has been entered but the Final Order has not been entered by the Court by such date; (v) the date a plan of reorganization in the Chapter 11 Case of any Borrower becomes effective; and (vi) the date on which a disclosure statement attendant to a plan of reorganization filed in any of the Chapter 11 Cases by any Person except a Borrower is approved by the Court.

     "Termination Event" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for thirty (30) days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

     "Total Commitment" means $42,429,167.

     "Total Liabilities" means, as at the end of any relevant fiscal period, the sum of (a) the Liabilities reflected on the Consolidated Balance Sheet as of such date and (b) the aggregate amount of all Operating Lease Obligations of Borrower and all of its Subsidiaries as of such date.

     "Trademark Security Agreement" means the Assignment of Security Interest in Trademarks, dated on or about the Effective Date, by a Borrower to the Agent, for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

     "Trism" shall have the meaning ascribed to such term in the preamble hereof.

     "Unbilled Eligible Receivables" shall mean the aggregate amount of Eligible Receivables representing amounts for which the services related thereto have been performed by an Operating Company but for which no invoice has been rendered to the customers.

     "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

     "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

     (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

     (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

     "Unused Line Fee" shall have the meaning assigned to such term in
Section 4.2(d).

     "Vehicles" mean the trailers and other vehicles listed on a written schedule provided to Agent.

     SECTION             Other Referential Provisions.
1.
   1) All defined terms in this Agreement, the Exhibits and Schedules hereto shall have the same meanings when used in any other Loan
Document, unless the context shall require otherwise.

   1) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

   1) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. In any circumstance where use of the term "Borrower" as opposed to the term "Borrowers," or vice versa, would limit, diminish or otherwise impair or negatively affect any of Lenders' rights hereunder, the plural shall be substituted for the singular, or vice versa, in such manner as will result in the maintenance or enlargement of Lenders' rights hereunder or pursuant hereto. By way of example, but not in limitation, if a reference to "Borrowers' property" would otherwise be construed as referring only to property which is jointly owned by all Borrowers, such reference shall instead be construed as referring to the aggregate total of all of each Borrower's property.

    1) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     1) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of , or to schedules or exhibits to, another document or instrument.

     1) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

     1) Except where specifically restricted, reference to a party to a Loan Document includes that party and its permitted successors and assigns permitted hereunder or under such Loan Document.

     1) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Agent is located.

    1) Whenever the phrase "to the knowledge of a Borrower" or words of similar import relating to the knowledge of a Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a reasonable credit judgment attempt to ascertain the accuracy of the matter to which such phrase relates.

        1) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used
(without being capitalized) in this Agreement or the Security
Documents, shall have the meanings given those terms in the Uniform Commercial Code.

     SECTION             Exhibits and Schedules.  All Exhibits and
Schedules attached hereto are by reference made a part hereof.
1.

ARTICLE

REVOLVING CREDIT LOANS

     SECTION             Revolving Credit Loans.  Upon the terms and
subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement and subject to the Interim
Order and the Final Order, as the case may be, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the
Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by a Borrower in accordance with the terms of Section 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the
Borrowing Base; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the
Loans requested) shall not exceed the Borrowing Base; and provided, further that no Loan shall be made which as a result of the making thereof or the use of proceeds of such Loan would result in a violation of any applicable provision of the Interim Order or the
Final Order, as the case may be.  It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing
Base as a maximum ceiling on Revolving Credit Loans to the Borrowers; provided, however, that it is agreed that should the Revolving Credit
Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall
nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to
Section 2.3(c) may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 4.7.
1.
     SECTION             Manner of Borrowing Revolving Credit Loans.
Borrowings under the Revolving Credit Facility shall be made as follows:
1.
     1) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

     1) with respect to Revolving Credit Loans, a Financial Officer of Trism (or another authorized officer designated by a Financial Officer and listed on Schedule 2.2 hereto) shall give the Agent notice, in the form of Exhibit B hereto, for and on behalf of the Borrowers not later than 1:00 p.m. (New York time) on the Business Day of the proposed Advance, of its intention to borrow, specifying the amount of the proposed borrowing, the proposed borrowing date and which notice shall be given in accordance with the provisions of
     Section 4.1 hereof; provided, however, that upon written notice from Agent, Borrowers shall thereafter include in each such notice of a proposed Advance the amount of Borrowing Base Availability after giving effect to such requested Advance,

     1) unless payment is otherwise made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for an Advance on the due date in the amount required to pay such interest,

     1) unless payment is otherwise made by the Borrowers, the becoming due of any other Secured Obligation shall be deemed to be a request for an Advance on the due date in the amount then so due, and such request shall be irrevocable,

     1) the receipt by the Agent of notification from the Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that a Borrower has failed to reimburse the Issuing Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be a request for an Advance on the date such notification is received in the amount of such drawing which is so unreimbursed; and

     1) unless payment is otherwise made by a Borrower, the receipt by Agent of a demand for reimbursement by a Clearing Bank pursuant to the provisions of any Agency Account Agreement, shall be deemed to be a request for an Advance on the date any such demand is received by Agent in the amount set forth therein;

     Unless the Agent has elected periodic settlements pursuant to
     Section 4.7, the Agent shall promptly notify the Lenders of any notice of borrowing given or deemed given pursuant to this
     Section 2.2(a) by 2:00 p.m. (New York time) on the proposed borrowing date with respect to any Advance. The notice from the Agent to the Lenders shall set forth the information contained in the Borrowers' notice of borrowing. Not later than 3:30 p.m. (New York time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.

          1) Disbursement of Loans. The Borrowers, jointly and severally, hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this
     Section 2.2 as follows:

     1) the proceeds of each borrowing requested under Sections 2.2(a)(i) or (ii) shall be disbursed by the Agent in Dollars in immediately available funds, (A) in the case of the initial borrowing, in accordance with notice from the Borrowers to the Agent referred to in Section 5.1(c)(xi), and (B) in the case of each subsequent borrowing, by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Agent from time to time,

     1)             the proceeds of each borrowing deemed requested under
     Section 2.2 (a)(iii) or (iv) shall be disbursed by the Agent by way of direct payment of the relevant Secured Obligation, and

     1)             the proceeds of each borrowing deemed requested under
     Section 2.2(a)(iv) shall be disbursed by the Agent directly to the Issuing Bank on behalf of the Borrowers.

          SECTION             Repayment of Revolving Credit Loans.
     The Revolving Credit Loans will be repaid as follows:
     1.
      1) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full, not later than the Termination Date;

       1) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

       1) The Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to Section 8.1(b).

          SECTION             Revolving Credit Note.  Each Lender's
     Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.
     1.
     ARTICLE 2A

     TERM LOAN A FACILITY

          SECTION 2A.1 Term Loan A. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement and subject to the Interim Order and the Final Order, as the case may be, each Lender agrees, severally, but not jointly, to make a Term Loan to the Borrowers, in an amount equal to such Lender's Commitment Percentage of the Term Loan A Facility Amount.

          SECTION 2A.2    Manner of Borrower and Disbursing Term Loan
     A. Upon satisfaction of the applicable conditions set forth in Sections 5.1 and 5.3 hereof, each Lender shall make an amount equal to such Lender's Commitment Percentage multiplied by Term Loan A Facility Amount available to the Borrowers (either directly or through the Agent) on the Effective Date in same day funds. Borrowers shall use the proceeds of Term Loan A to satisfy in full and retire the outstanding and unpaid balance of the "Term Loan" under, and as defined in, the Pre-Petition Loan Agreement.

          SECTION 2A.3 Repayment of Term Loan A. The outstanding principal balance of Term Loan A shall be due and payable in (a) five (5) consecutive monthly installments, each in an amount equal to $45,833.33, commencing on the fifteenth (15th) day of the first (1st) month following the month in which the Petition Date occurs and continuing on the fifteenth (15th) day of each and every Fiscal Month thereafter, and (b) one (1) final installment in an amount equal to the total remaining outstanding principal balance of Term Loan A, together with all accrued but unpaid interest and charges thereon, which final installment shall be due and payable on the Termination Date. Any portion of the Term Loan A that is repaid may not be reborrowed.

          SECTION 2A.4 Term Loan A Notes. Term Loan A and the joint and several obligation of the Borrowers to repay such Loan shall be evidenced by Term Loan A Notes payable to the order of each Lender. Such Notes shall be dated the Effective Date and shall be duly and validly executed and delivered by the Borrowers.

          SECTION 2A.5 Prepayment. In the event this Agreement is terminated by Agent or any Borrower either (a) pursuant to the terms hereof or (b) upon the occurrence of an Event of Default hereunder, Term Loan A shall become due and payable in full on the effective date of such termination, notwithstanding any provision to the contrary in the Term Loan A Notes or elsewhere in this Agreement.

          SECTION 2A.6 Mandatory Prepayment. In the event (a) the amount of the aggregate orderly liquidation value of the Vehicles (as determined by an appraisal received by Agent pursuant to the terms of Section 8.15 hereof) is at any time less than fifty-five percent (55%) of the outstanding principal balance of Term Loan A and (b) Agent makes demand therefor, Borrowers hereby agree to make a mandatory prepayment to Lenders in an amount equal to the difference between fifty-five percent (55%) of the outstanding principal balance of Term Loan A and such aggregate orderly liquidation value of the Vehicles, which prepayment shall not reduce the amount or defer the time of payment of any required monthly payments on such Term Loan.

     ARTICLE 2B

     TERM LOAN B FACILITY

          SECTION 2B.1 Term Loan B. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement and subject to the Interim Order and the Final Order, as the case may be, each Lender agrees, severally, but not jointly, upon the written request of Borrowers (which once made shall be irrevocable) and shall be limited to one (1) request only during the term hereof in an amount not to exceed the Term Loan B Facility Amount) to make an additional Term Loan to the Borrowers, in an amount equal to such Lender's Commitment Percentage of the Borrower's requested Term Loan B Facility Amount.

          SECTION 2B.2   Manner of Borrower and Disbursing Term Loan
     B. Upon satisfaction of the applicable conditions set forth below and in Article 5 hereunder (collectively, the "Term Loan B Funding Conditions"), each Lender shall make an amount equal to such Lender's Commitment Percentage multiplied by the Term Loan B Facility Amount available to the Borrowers on the Business Day immediately following the date on which each of the Term Loan B Funding Conditions is satisfied (or waived in writing by Agent with the consent of the Required Lenders) in same day funds.
     Upon satisfaction of the Term Loan B Funding Conditions, the Borrowers may only make one (1) request, in an amount up to the Term Loan B Facility Amount, for the Term Loan B Loan to repay any Secured Obligations or to be made to the Borrowers.
     Borrowers shall use the proceeds of the Term Loan B Loan as working capital in the ordinary course of their businesses.

          SECTION 2B.3 Repayment of Term Loan B. The outstanding principal balance of the Term Loan B Loan shall be due and payable in (a) consecutive monthly installments (each in an amount equal to the monthly payment required to amortize and pay in full of the principal amount of Term Loan B plus interest thereon over an eighty-four (84) month period), commencing on the fifteenth (15th) day of the first (1st) month following the Term Loan B Funding Date and continuing on the fifteenth (15th) day of each and every Fiscal Month thereafter until the Termination Date, and (b) one (1) final installment in an amount equal to the total remaining outstanding principal balance of Term Loan B together with all accrued but unpaid interest and charges thereon, which final installment shall be due and payable on the Termination Date. Any portion of Term Loan B that is repaid may not be reborrowed.

          SECTION 2B.4 Term Loan B Note. Term Loan B and the joint and several obligations of the Borrowers to repay such Loan shall be evidenced by Term Loan B Notes payable to the order of each Lender. Such Notes shall be dated as of the Term Loan B Funding Date and shall be duly and validly executed and delivered by the Borrowers.

          SECTION 2B.5 Prepayment. In the event this Agreement is terminated by Agent or any Borrower either (a) pursuant to the terms hereof, or (b) upon the occurrence of an Event of Default hereunder, Term Loan B shall become due and payable in full on the effective date of such termination, notwithstanding any provision to the contrary in the Term Loan B Notes or this Agreement.

          SECTION 2B.6. Mandatory Prepayment. In the event (a) the Term Loan B Collateral Value is at any time less than the outstanding principal balance of the Term Loan B Loan, and (b) Agent makes demand therefor, Borrowers hereby agree to make a mandatory prepayment to Lenders in an amount equal to the difference between the Term Loan B Collateral Value and the outstanding principal balance of such Term Loan, which prepayment shall not reduce the amount or defer the time of payment of any required monthly payments on such Term Loan.

     ARTICLE

     LETTER OF CREDIT FACILITY

          SECTION             Issuance. Subject to the terms and
     conditions of the Agreement, Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of Borrowers and for Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "Issuing Bank")) for Borrowers' account and guaranteed by Agent; provided, however, that if the Issuing Bank is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in Section 3.2(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (a) the Letter of Credit Facility Amount, or (b) the Borrowing Base less the aggregate then outstanding principal balance of the Revolving Credit Loans. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor the Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Termination Date.
     1.
          SECTION             Advances Automatic; Participations.  (a)
     In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation (an "LC Payment"), such payment shall then be deemed automatically to constitute a Revolving Credit Loan under Section 2.1 of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrowers' failure to satisfy the conditions precedent set forth in Article 5, and each Lender (other than a Lender that made the instant LC Payment) shall be obligated to pay to the Agent or to another Lender, as the case may be, an amount calculated by applying such Lender's Commitment Percentage to the aggregate amount of such payment. The failure of any Lender to make available to Agent for Agent's own account or to another Lender, as the case may be, an amount equivalent to a Lender's Commitment Percentage as to any such Revolving Credit Loan or payment by Agent or another Lender, as the case may be, under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent or another Lender, as the case may be, an amount equivalent to such Lender's Commitment Percentage with respect thereto, but no breach by a Lender shall cause an increase in any other Lender's Commitment Percentage.
     1.
          (b) If it shall be illegal or unlawful for Borrowers to incur Revolving Credit Loans in the circumstances contemplated by paragraph (a) above because of an Event of Default described in
     Section 12.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the Reimbursement Obligations owed to an Issuing Bank, or if the Issuing Bank is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Loans.

          SECTION             Cash Collateral.  (a) If Borrowers are
     required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Termination Date, Borrowers will, jointly and severally, pay to Agent for the benefit of the Lenders cash or Cash Equivalents in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrowers hereby, jointly and severally, pledge and grant to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Secured Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.
     1.
          (b) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, Borrowers shall (i) provide Cash Collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and be in an amount equal to one hundred three percent (103%) of the aggregate then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion (the "Replacement Letters of Credit").

          (c) From time to time after funds are deposited in the Cash Collateral Account by Borrowers, whether before or after the Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Secured Obligations then due and payable.

          (d) No Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, except that upon the termination or satisfaction in full of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be held and applied to other Secured Obligations when due and owing and upon payment in full of all Secured Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

          SECTION             Fees and Expenses.  Borrowers, jointly
     and severally, agree to pay to Agent for the benefit of the
     Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (a) all costs and expenses incurred by Agent or any Lender on account of such Letter of
     Credit Obligations, and (b) for each month during which any
     Letter of Credit Obligation shall remain outstanding, an amount equal to the fee set forth in Section 4.2(e) hereof.  Such fee shall be paid to Agent for the ratable benefit of the Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any Issuing Bank, on demand, such fees (including all per annum fees), charges and expenses of such Issuing Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or as are otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.
     1.
          SECTION             Request for Incurrence of Letter of
     Credit Obligations.  Borrowers shall give Agent at least three
     (3) Business Days prior written notice requesting a guarantee of any Letter of Credit, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit
     (which shall be acceptable to the Issuing Bank) to be guaranteed. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by a Borrower and approvals by Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among a
     Borrower, Agent and the Issuing Bank.
     1.
          SECTION             Obligation Absolute.  (a) The obligation
     of Borrowers to reimburse Agent and the Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.
     Such obligations of Borrowers and the Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:
     1.
     1) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

     1) the existence of any claim, set-off, defense or other right which a Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between a Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

     1) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     1) payment by Agent or any Issuing Bank under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

     1) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

     1) the fact that a Default or an Event of Default shall have occurred and be continuing.

          SECTION             Indemnification; Nature of Lenders'
     Duties. (a) In addition to amounts payable by Borrowers to Agent and Lenders as elsewhere provided in this Agreement, Borrowers, jointly and severally, hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and, after and during the continuance of an Event of Default, allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Agent or any Lender seeking indemnification or of any Issuing Bank to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).
     1.
          (b) As between Agent and any Lender and Borrowers, Borrowers hereby, jointly and severally, assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the application of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the other Loan Documents.

          (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by a Borrower in favor of any Issuing Bank in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such Issuing Bank.

     ARTICLE

     GENERAL LOAN PROVISIONS

          SECTION             Interest, Etc.
     1.
          1)   General Interest Provisions.

          (i) Borrowers shall pay interest to Agent on the aggregate outstanding Revolving Credit Loans in each case from time to time outstanding, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rate: (A) with respect to the Revolving Credit Loans either (i) a floating rate equal to the Chase Manhattan Bank Rate plus one quarter of one percent (0.25%) (the "Revolver Prime Option") or (b) a fixed rate for interest periods of one, two, or three whole calender months (each, a "LIBOR Period", provided, however, that Borrowers may not elect a LIBOR Period if the last day of such period is later than the Initial Anniversary Date) equal to the reserve adjusted LIBOR for the specified period plus two and one quarter percent (2.25%) ("Revolver LIBOR Option"); or (B) with respect to Term Loan A or Term Loan B (i) a floating rate equal to the Chase Manhattan Bank Rate plus one-half of one percent (0.50%) (the "Term Loan Prime Option") or (b) a fixed rate for a LIBOR Period equal to the reserve adjusted LIBOR for the specified period plus two and one-half percent (2.50%) (a "Term Loan LIBOR Option" and together with a Revolver LIBOR Option, sometimes referred to herein as a "LIBOR Option"). A LIBOR Option may be exercised by the Borrowers for all, or any portion, of the outstanding amounts of Revolving Credit Loans, Term Loan A or Term Loan B, as the case may be, at any time upon three (3) Business Day's prior written notice pursuant to Section 2.2 hereof. Upon such exercise, a LIBOR Option shall remain in effect until the expiration of the LIBOR Option Period selected, at which time, unless an additional LIBOR Option shall have been timely exercised, the rate hereunder upon expiration shall be the applicable Prime Option. The Borrowers shall not be entitled to select a LIBOR Option if a Default or Event of Default exists hereunder. In the event of any change in the Chase Manhattan Bank Rate, the rate of the applicable Prime Option shall change as of the first day of the first month following such change.

         (ii) LIBOR Option elections must be for $500,000 or whole multiples thereof and in no event may the Borrowers have in the aggregate more than three (3) LIBOR Loans outstanding at one time. If a LIBOR election is not timely made or cannot be made, or if LIBOR cannot be determined, then the Agent shall use the Prime Option to compute interest. In the event that the Borrowers request a LIBOR Loan, the Borrower shall pay to the Agent a $500 LIBOR processing fee, due and payable upon the effective date of each such LIBOR Loan. In addition, the Borrowers shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (A) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan, or (B) any failure of the Borrowers to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Borrowers, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to LIBOR Loans shall be made as though the Agent and/or the Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may fund each of the LIBOR Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Receivables, and all other amounts received by it from or on behalf of the Borrowers (1) initially to the Prime Option Loans and (2) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Loans exceeds Borrowing Base Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by them to the payment of Secured Obligations in such manner and in such order as the Agent may elect in its reasonable credit judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

    1) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during any such extension.

       1) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest while such Event of Default is continuing at a rate per annum equal to the Default Margin plus the applicable Prime Option, payable on demand.
     The interest rate provided for in this Section 4.1(c) shall to the extent permitted by applicable law also apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 12.1(g) or (h).

          1) The interest rates provided for in this Section 4.1 shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

       1) It is not intended by the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, any Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then such Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, any Effective Interest Rate would otherwise be less than the Maximum Rate, then such Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay to the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and
     (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

         SECTION              Fees.
     1.
          1) Closing Fees. The Borrowers shall pay to the Agent for the ratable benefit of the Lenders, non-refundable when paid, closing fees equal to (i) sixty-five one hundredths percent (0.65%) of the Revolving Credit Facility Amount, plus (ii) sixty-five one hundredths percent (0.65%) of the Term Loan A Facility Amount, plus (iii) sixty-five one hundredths percent (0.65%) of the Term Loan B Facility Amount, on (A) the Effective Date in the case of the Revolving Credit Facility Amount and the Term Loan A Facility Amount, and (B) the Term Loan B Funding Date in the case of the Term Loan B Facility Amount.
     On the Effective Date, an amount equal to the Commitment Fee and any then unused portion of the Expense Deposit shall be credited against the Closing Fees due and payable on the Effective Date, which Fees shall be fully earned and non-refundable as of the Effective Date or the Term Loan B Funding Date as the case may be (collectively, the "Closing Fees"). Borrowers and Lenders agree that the Closing Fees, payable to Lenders, shall be reported for all tax purposes in accordance with Treasury Regulation Section 1.1273-2(j)(2) as a reduction in the issue price of the debt issued to Lenders. Such reduction in issue price will be treated by the parties as original issue discount and reported as interest income and interest expense in accordance with the applicable provisions of the IRC and the regulations promulgated thereunder.

          1) Contingent Credit for Part of Closing Fees. Should Borrowers seek post- confirmation financing with Agent and such financing is approved by Agent (and all relevant Lenders) and consummated, at the closing of such financing a credit in an amount equal to not less than one-third (_) of all Closing Fees paid pursuant to Section 4.2(a) above shall be applied to any closing fees related to such post-confirmation financing. The foregoing shall in no manner affect the payment of the Closing Fees payable pursuant to Section 4.2(a) above, which shall be fully earned when paid. In addition, and notwithstanding anything to the contrary contained in or implied by the provisions of this Agreement, or by any action(s) of Agent or any Lender, neither Agent nor any of the Lenders shall have any obligation to provide or to consider the provision of post-confirmation financing to Borrowers. A commitment with respect to any post-confirmation financing for Borrowers, if any, shall be contained in a separate subsequent written agreement executed by Agent or one or more of the Lenders, as the case may be.

          1) Administration Fee. As additional consideration for the Agent's ongoing costs and expenses of administration of this Agreement, the Borrowers agree, jointly and severally, to pay to the Agent in advance on the Effective Date, non-refundable when paid, an administration fee in the amount of $25,000 (the "Administration Fee") for the account only of Agent.

          1) Unused Line Fee. As additional compensation for the costs and risks in making the Loans available to the Borrowers, the Borrowers agree, jointly and severally, to pay to the Agent, for the ratable benefit of the Lenders, in arrears, on the first (1st) Business Day of each month with respect to the immediately prior month, prior to the Termination Date and on the Termination Date, a fee for Borrower's non-use of Borrowing Base Availability or available accommodations under the Letter of Credit Facility ("Letter of Credit Accommodations") in an amount equal to one-quarter of one percent (0.25%) per annum of the difference between (i) $35,000,000 and (ii) the sum of the average daily outstanding balances of the Revolving Credit Loans and the Letter of Credit Obligations during the period for which the Unused
     Line Fee is due (the "Unused Line Fee"), calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

          1) Letter of Credit Obligations Fee. The Borrowers agree, jointly and severally, to pay to Agent for the ratable benefit of the Lenders as compensation to the Lenders for issuing guaranties in support of or purchasing risk participations in, Letters of Credit, in arrears, on the first Business Day of each month with respect to the immediately preceding month through and including the first day of the month following the month in which all Letter of Credit Obligations have been paid or otherwise satisfied, a fee in an amount equal to (i) the average daily aggregate Letter of Credit Amount of all Letters of Credit outstanding on each day during the previous month, multiplied by (ii) either (1) monthly interest rate equivalent to one and one-half percent (1.5%) per annum, or (2) upon the occurrence and during the continuation of an Event of Default, three and one-half percent (3.5%) per annum.

          1) Early Termination Fee. If for any reason an Early Termination Date occurs, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, the Borrowers agree, jointly and severally, to pay to Agent for the ratable benefit of the Lenders, on such Early Termination
     Date, the Early Termination Fee.

         SECTION              Manner of Payment.
     1.
       1) Except as otherwise expressly provided in Section 8.1(b), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after 1:00 p.m. (New York time) on such day shall be deemed to have been made on the next succeeding Business Day.

         1) The Borrowers hereby, jointly and severally, irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrowers maintained with such Lender or with such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due, and the proceeds thereof shall be applied as set forth in Section 12.3.

         SECTION              Loan Accounts: Statements of Account.
     1.
       1) Each Lender shall open and maintain on its books a loan account in the Borrowers' names (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the aggregate principal amount of Loans due such Lender from the Borrowers.

        1) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's ratable share therein.

       1)   The entries made in the accounts pursuant to subsections (a) and
     (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

       1) The Agent will account to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within sixty (60) days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

         SECTION              Termination of Agreement.
     1.
         1) On the Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to Sections 4.1, 4.8, 15.2, 15.3 and 15.12, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either the Replacement Letter of Credit or the Cash Collateral as provided in Section 3.3. Upon ninety (90) days' prior written notice to the Agent, the Borrowers may terminate this Agreement on an Early Termination Date, upon payment in full of all amounts specified in this Section 4.5 and the Early Termination Fee as specified in Section 4.2 hereof. Following a notice of termination as provided for in this Section 4.5 and upon payment in full of the amounts specified in this Section 4.5, this Agreement shall be terminated and the Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto except for the obligations to the Agent and the Lenders pursuant to Section 15.12 hereof.

         SECTION              Making of Loans.
     1.
       1) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

          1) Assumption by Agent. Subject to the provisions of Section 4.7 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans hereunder subsequent to the Loans to be made on the Effective Date, unless the Agent shall have received notice from a Lender in accordance with the provisions of Section 4.6(c) prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender will make such portion available to the Agent in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand (provided the Borrowers shall be entitled to a five-day grace period) such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to Section 4.1(c), the Maximum Rate; provided, however, if on the Interest Payment Date next following the date on which any Lender pays interest to the Agent at the Effective Rate or the Maximum Rate on a Make-Whole Amount as aforesaid, the Borrowers default in making the interest payment due on such Interest Payment Date, then the Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such Lender on the Make-Whole Amount over the amount of interest that such Lender would have paid had the Lender been required to pay interest on the Make-Whole Amount at the Prime Option. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this Section 4.6) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

          1)   Delegation of Authority to Agent.

     1) Without limiting the generality of Section 14.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (A) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (B) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Borrowing Base, and (C) whether or not Receivables shall be deemed to constitute or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth (30th) Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Notwithstanding anything to the contrary set forth in this Section, from and during the continuation of any Default or Event of Default, the Agent shall not make any Loan(s) which the Agent knows to be in an amount in excess of Borrowing Base Availability without the consent of all Lenders on behalf of whom such Loans are being made.

     1) Unless and until the Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 4.6(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in Section 4.6(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this Section 4.6(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

         SECTION              Settlement Among Lenders.
     1.
          1) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Loans outstanding, including without limitation, Revolving Credit Loans. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them as to Revolving Credit Loans may take place on a periodic basis in accordance with the provisions of this Section 4.7.

          1) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 4.7, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 have been met. On each Settlement Date payments shall be made by or to the Settlement Lender and the other Lenders in the manner provided in this Section 4.7 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 4.7 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

       1) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of the Settlement Lender, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (New York time) on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit D hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

          1) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and the Settlement Lender may (but shall not be obligated to) advance to the Borrowers out of the Settlement
     Lender's own funds, the entire principal amount of any Revolving
     Credit Loan requested or deemed requested pursuant to Section 2.2(a) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by the Settlement Lender shall be deemed to be a purchase by the Settlement Lender of a one hundred percent (100%) participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of the Settlement Lender. Upon demand by the Settlement
     Lender, with notice thereof to the Agent, each other Lender shall pay to the Settlement Lender, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by the Settlement Lender for such application, and such payment to and retention by the Settlement Lender shall be deemed, to the extent of each other Lender's
     Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans
     (including the repurchase of participations in Non-Ratable Loans) held by the Settlement Lender. Upon demand by another Lender, with notice thereof to the Agent, the Settlement Lender shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of the Settlement Lender in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to the Settlement Lender by the Agent.

   1) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
     Section 4.7(b) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and the Settlement Lender shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

       1) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net
     Outstandings which is required to comply with the first sentence of
     Section 4.7(b) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of the Settlement Lender, any excess.

          1) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent in respect of Revolving Credit Loans but paid only to the Settlement Lender shall be paid by the Settlement Lender to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 4.7(b) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent in respect of Revolving Credit Loans but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's
     Commitment Percentage of such amounts to the increase in such Lender's
     Net Outstandings.

          1) Return of Payments. If any amounts received by the Settlement Lender in respect of the Secured Obligations are later required to be returned or repaid by the Settlement Lender to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the Settlement Lender's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by the Settlement Lender with notice to the Agent, pay to the Agent for the account of the Settlement Lender, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

    1) Payments to Agent, Lenders. (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (New York time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 11:00 a.m. (New York time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (New York time), the Agent shall pay such funds to such Lender by 2:00 p.m. (New York time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (New York time) on the first Business Day following the date of such demand.

     (B) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

     (C) With respect to the payment of any funds under this Section 4.7(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Prime Option.

          1) Settlement of Other Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Sections 4.2(d) and (e) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (New York time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (New York time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to
     Section 4.2(d) and (e) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

         SECTION              Increased Costs and Reduced Returns.
     Borrowers agree that if (a) any law hereafter in effect or (b) any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) not in effect as of the Effective Date with respect to any law now or hereafter in effect (and whether or not any such law is presently applicable to any Lender) or the interpretation or administration thereof by any Governmental Authority, shall either (i)(A) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (B) impose on such Lender any other condition regarding any Loan, this Agreement, any Note or the facilities provided hereunder, or (C) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting such Lender being imposed or modified or deemed applicable to such Lender or (ii) subject such Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or any Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to such Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by such Lender or such Lender's rate of return on capital with respect to any Loan to a level below that which such Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender (in the exercise of its reasonable discretion) to be material, then, upon demand by such Lender, Borrowers shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. A certificate of such Lender to the Borrowers claiming compensation under this Section 4.8 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary in this Section 4.8, (x) the Borrower shall not be liable to any such Lender(s) for any costs, taxes or reduced rates of return which were incurred or paid by such Lender(s) more than ninety
     (90) days prior to the date of the certificate of Lender to be delivered to the Borrower pursuant to this Section 4.8 and (y) if the costs, taxes or reduced rates of return incurred or paid by the Lender(s) at any time during the term hereof exceed in the aggregate $250,000 and, in the future any additional costs, taxes or reduced rates of return may be mitigated by changing the location of such Lender(s) office for administration of the Loans to another existing loan office of such Lender(s) within the United States of America then such Lender(s) shall use commercially reasonable efforts to move the administration of the Loans and this Agreement to such other existing loan office.
     1.
         SECTION              Superpriority Nature of Secured
     Obligations. All Secured Obligations under any of the Loan Documents shall constitute administrative expenses of Borrowers in the Chapter 11 Cases with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified in, among others, Sections 105, 326, 330,331, 503 and 507 of the Bankruptcy Code, and shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code, subject and subordinate only to the following: fees and disbursements incurred by professionals retained pursuant to court order in the Chapter 11 Cases pursuant to
     Section 327 or 1103 of the Bankruptcy Code by any Borrower or any statutory committee appointed in any of the Chapter 11 Cases or as identified on Schedule 4.9 hereto, or an examiner appointed pursuant to Section 1104 of the Bankruptcy Code, and any statutorily mandated costs and fees of the United States Trustee with respect to the Chapter 11 Cases, up to a maximum aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000); such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to fees and expenses awarded and paid on an interim basis) provided, that the Carve-Out Expenses shall not include any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses or any professional fees and expenses of a Chapter 7 trustee; and provided further that the Carve-Out Amount shall not include, apply to or be available for any fees or expenses incurred by any party, including any official committee of unsecured creditors that may be appointed in these cases, in objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, perfection, priority or enforceability of the Prepetition Indebtedness or the Postpetition Obligations or any mortgages, liens or security interests with respect thereto or any other rights or interest of the Agent and the Lenders, or in asserting any claims or causes of action, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against the Agent or the Lender, provided nothing herein bars the use of the funds in the Carve-Out Amount to investigate such matters. The foregoing shall not be construed as consent to the allowance of any fees and expenses referred to above and shall not affect the right of the Debtors, the Agent or the Lender to object to the allowance and payment of such amounts.
     1.


     ARTICLE

     CONDITIONS PRECEDENT

         SECTION              Conditions Precedent to Revolving Credit
     Loans, Letter of Credit Accommodations and Term Loans.
     Notwithstanding any other provision of this Agreement, the initial Revolving Credit Loan will not be made, nor will any Term
     Loan be made, nor will any Letter of Credit be issued or Letter of Credit Obligation incurred hereunder, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Secured
     Obligations (unless waived in writing by the Agent, or in the case of subsections (a), (c), (d), (g), (i), (k), (m) and (n) of this Section 5.1, with the consent of the Required Lenders):
     1.
          1)   Fees.   Borrowers shall have paid all of the fees payable on the
     Effective Date referred to herein.

          1) Court Order. The Borrowers' Motion Regarding Banks shall have been granted by the Court (on terms reasonably satisfactory to the Agent).

          1)   Termination Date.  The Termination Date has not occurred.

          1) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest as of the Effective Date in all of the Collateral, subject only to Permitted
     Liens.

          1) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Borrowers, the Agent and its counsel and the Lenders and, as to Loans or Letter of Credit Obligations requested by any Borrower more than thirty (30) days after the Effective Date, the Agent shall have received all of the documents set forth in Section
     5.4 hereof:

     1) a certificate of the Secretary or Assistant Secretary of each of the Borrowers with the required attachments thereto;

     1) a certificate of the President or a Financial Officer of each Borrower;

     1) a Borrowing Base Certificate and a Schedule of Receivables, prepared as of the Effective Date;

     1) an original Power of Attorney, as executed by the Borrowers in favor of Agent;

     1) an initial Notice of Proposed Advance, from the Borrowers to the Agent requesting the initial Revolving Credit Loan and specifying the method of disbursement;

     1) copies of each of the other Loan Documents, the Revolving Credit and the Term Loan A Notes, Guaranty Agreements and Security Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party; and

     1) such other documents and instruments as the Agent or any Lender may reasonably request.

          1) Guarantor Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Borrowers, the Agent and its counsel and the Lenders:

     1) a certificate of the Secretary or Assistant Secretary of each of the Guarantors;

     1) a certificate of the President or Financial Officer of each Guarantor;

     1) the Guaranty Agreement, duly executed and delivered by each Guarantor; and

     1) such other documents and instruments as the Agent or any Lender may reasonably request.

          1) Notes. Each Lender shall have received a Revolving Credit Note and the Term Loan A Note duly executed and delivered by the Borrowers, complying with the terms of Sections 2.4.

       1) Security Documents. The Agent shall have received each Security Document, duly executed and delivered by the Borrowers.

          1) Availability. The Agent shall be provided with evidence satisfactory to it, confirmed by a certificate of a Financial Officer of Trism, that as of the Effective Date, after giving effect to the initial Advances and the issuance of any Letters of Credit on the Effective Date, Borrowing Base Availability is not less than $5,000,000.

          1)   [Intentionally Omitted]

          1) Material Adverse Change. As of the Effective Date, and except as disclosed in the unaudited financial statements described in Section 6.1(m), there shall not have occurred any change which is materially adverse, in the Lenders' sole discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrowers from those presented by the unaudited financial statements described in Section 6.1(m).

          1) Release of Security Interests. The Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

          1) Commitment Letter. Agent shall have received evidence satisfactory to it that the Borrowers have complied fully with the terms of the Commitment Letter.

          1) Due Diligence. The Agent shall have completed, with results satisfactory to it in its sole discretion, its legal credit and business due diligence in respect of the Borrower and the Guarantors and their respective subsidiaries and affiliates.

         SECTION              Additional Conditions Precedent to
     Funding of Term Loan B. Notwithstanding any other provision of this Agreement, Term Loan B will not be made unless and until each and all of the following additional conditions have been satisfied (unless waived in writing by Agent with the consent of the Required Lenders):
     1.
          1) If required by the Interim Order or the Final Order, the Court shall have separately approved the borrowing by Borrowers of the proceeds of Term Loan B; and

      1) Agent and Lenders shall have received appraisals in form and substance acceptable to Agent and Lenders in their sole discretion, confirming asset values of the Term Loan B Trailers and Mortgaged Real Estate, such appraisals having been performed by appraisers retained by Borrowers and acceptable to Agent and Lenders; and

      1) Agent shall have received an environmental audit and risk assessment of the Mortgaged Real Estate satisfactory to Agent and Lenders, in their sole discretion, such assessments having been performed by environmental engineering company retained by Borrowers and acceptable to Agent and Lenders;

         1) The execution and delivery of legal documentation granting to Agent for the benefit of the Lenders validly perfected first liens or mortgages upon the Mortgaged Real Estate and the Term Loan B Trailers, in form and substance acceptable to Agent and its counsel;

        1) Each Lender shall have received executed originals of the Term Loan B Notes, substantially in the form attached hereto as part of Exhibit A1;

      1) Agent shall have received a mortgagee title insurance policy in an amount not less than the appraised value of the Mortgaged Real Estate in favor of the Agent and the Lenders insuring that the mortgage on the Mortgaged Real Estate contemplated by clause (d) above creates and conveys to Agent a first priority Lien for the benefit of the Lenders, subject only to such exceptions as may be consented to by the Agent in its sole discretion;


         SECTION              All Loans; Letters of Credit.  At the
     time of making of each Loan, including the initial Revolving
     Credit Loan, the Term Loans and all subsequent Loans, and the issuance of each Letter of Credit and incurrence of each Letter of Credit Obligation:
     1.
       1) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof,

       1) the corporate actions of each of the Borrowers, including shareholder approval if necessary, to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowings hereunder shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.1(c)(i) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

 ) each request and deemed request for any Advance hereunder shall be deemed to be a certification by the Borrowers to the Agent and the Lenders as to the matters set forth in Section 5.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

                    1) (i) Borrowers' reaffirmation of all representations and warranties contained in Article 6 hereof, (ii) the nonexistence, before and after giving effect to making of the Loan of any Default or Event of Default, and (iii) since the Effective Date there shall not have occurred any change which is materially adverse, in the Agent's sole discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of Borrowers;

           1) The Interim Order or, if the funding date of such Loan occurs after entry of the Final Order, the Final Order, as the case may be, shall be in full force and effect and (i) such Order shall not have been appealed, stayed, reversed, vacated, rescinded, modified or amended in any respect (other than modifications acceptable to Agent which in the opinion of the Agent, could not materially adversely affect the Lenders); and

          1) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, and the automatic stay shall have been modified to permit the creation and perfection of the Lenders' Liens and security interests and shall have been automatically vacated to permit enforcement of the Lenders' rights and remedies under the Loan Documents.

       1) The absence of any adverse developments or events in any of the Chapter 11 Cases, which have had or could reasonably be expected to have a Materially Adverse Effect.

         SECTION              Other Post-Petition Lending Documents.
     Within thirty (30) calendar days following the Effective Date, the Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:
     1.
       1) a certificate evidencing the good standing of each Borrower and each Guarantor in the jurisdiction of its incorporation;

      1) copies of all financial statements referred to in Section 6.1(m) and meeting the requirements thereof;

       1) such lien searches and title reports as the Agent or its counsel may request;

         1) the Financing Statements duly executed and delivered by the Borrowers and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

     1) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 8.7 hereof;

        1) supplements or amendments to existing Agency Account Agreements, each duly executed by a Borrower and the Clearing Bank party thereto, which provide for the same to be applicable to the respective debtors in possession, and such other agreements with the Agent regarding each of the Borrowers' Lockboxes, Lockbox Accounts and other cash and deposit accounts, as requested by the Agent; and

          1) copies of all of the most recent existing reports from a qualified environmental engineering firm or other qualified consultant acceptable to the Agent and Lenders with respect to investigations and audits of all Real Estate, as Agent may reasonably request.


     ARTICLE

     REPRESENTATIONS AND WARRANTIES OF BORROWERS

         SECTION              Representations and Warranties.  The
     Borrowers, jointly and severally, represent and warrant to the Agent and to the Lenders that, except to the extent that a breach of, default under or misrepresentation with respect to any of the following results solely from the filing of the Chapter 11 Cases:
     1.
          1) Organization; Power; Qualification; FEIN. Each of the Borrowers and each of the Guarantors is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which each Borrower is qualified to do business as a foreign corporation are listed on Schedule 6.1(a). Schedule 6.1(a) lists the federal employer identification number of each Borrower and each Guarantor.

          1) Subsidiaries; Ownership of the Borrowers; Operating Status. Except for as disclosed on Schedule 6.1(b), the Borrowers have no Subsidiaries. The outstanding stock of each Borrower has been duly and validly issued and is fully paid and nonassessable by such Borrower and the number and owners of such shares of capital stock of such Borrower are set forth on Schedule 6.1(b). Except as set forth on Schedule 6.1(b), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or any stock or other equity securities of its Subsidiaries. Except for Subsidiaries which are Borrowers, no Subsidiary of any Borrower, including, without limitation, any Guarantor (i) owns any assets or property (x) having a value in excess of $10,000 or (y) otherwise material to the operation of the business of any Borrower, or (ii) engages in any operations which are material to the business of any Borrower, or (iii) would, by the nature of its assets, properties or operations, be required to be a debtor in any Chapter 11 Case in order to insure the reorganization of the Borrowers contemplated by the Plan and Disclosure Statement.

          1) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each of the Borrowers and each of the Guarantors has the right and power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower or each Guarantor, as the case may be, and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower or each Guarantor, as the case may be, enforceable in accordance with its terms.

      1) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Other than the entry of the Interim Order and the Final Order, the execution, delivery and performance of each of the Loan Documents to which each Borrower or each Guarantor, as the case may be, is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

     1) require any Governmental Approval or violate any Applicable Law relating to any Borrower, any Guarantor or any of their Affiliates,

     1) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower or any Guarantor, (B) any indenture, agreement or other instrument to which any Borrower or any Guarantor is a party or by which any of their property may be bound or (C) any Governmental Approval relating to any Borrower or any Guarantor, or,

     1) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Guarantor other than the Security Interest.

          1) Business. Each Borrower is engaged principally in the business described on Schedule 6.1(e).

          1)   Compliance with Law, Governmental Approvals.

     1)             Except as set forth in Schedule 6.1(f), each Borrower

         (A) has all material Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding, and

         (B) is in compliance with each material Governmental Approval applicable to it and in compliance with all other material Applicable Law relating to it, including, without being limited to, all material Environmental Laws and all material occupational health and safety laws applicable to such Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole and in respect of which reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of such Borrower or such Subsidiary, as applicable.

     1) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to Section 5.1(c)(xii) or
     (xiii) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect on any Borrower and its Subsidiaries as a whole:

         (A) the operations of such Borrower and each of its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

         (B) such Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and such Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

         (C) neither such Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment, except for past properties and operations covered in full by the Seller Indemnity;

         (D) none of the operations of such Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

         (E) to the knowledge of such Borrower, none of the present nor past operations of such Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment, except for past operations covered in full by the Seller Indemnity;

         (F) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

         (G) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment, except for instances in which the Release has been remedied in strict compliance with all Environmental Laws;

         (H) except in compliance in all material respects with applicable Environmental Laws, during the course of such Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, to the best of such Borrower's knowledge, there have been no generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos-containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

         (I) neither such Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of such Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim;

         (J) neither such Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment, except for Releases covered in full by the Seller Indemnity;

         (K) neither such Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment, except for Releases covered in full by the Seller Indemnity;

         (L) no Environmental Lien has attached to any of the Real Estate or other property of such Borrower or of any of its Subsidiaries;

         (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

         (N) neither such Borrower nor any of its Subsidiaries manufactures, distributes or sells, and has not, in the past twenty (20) years, manufactured, distributed or sold, products which contain asbestos-containing material.

         (O)  Such Borrower hereby acknowledges and agrees that Agent
         (1) is not now, and has not ever been, in control of any of the Real Estate or any of such Borrower's affairs, and (2) does not have the capacity through the provisions of the Loan Documents or otherwise to influence such Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          1) Schedule 6.1(f) sets forth each notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to any Borrower, any of their respective Subsidiaries or any of their respective properties.

          1) Titles to Properties. Except as set forth in Schedule 6.1(g), each Borrower and each of its Subsidiaries is the sole owner of and has good and marketable title to or a valid leasehold interest in all its owned Real Estate, is the sole owner of and has valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of its business. Each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Schedule 6.1(g) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Effective Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

          1) Liens. Except as set forth in Schedule 6.1(h), none of the properties and assets of any Borrower or any Subsidiary, including, without limitation, the Collateral, is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower nor any Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in Schedule 6.1(h) and Permitted Liens.

          1) Indebtedness and Guaranties. Set forth on Schedule 6.1(i) is a complete and correct listing of all of each and every Borrower's and its Subsidiaries' (i) Indebtedness for Money Borrowed and (ii)
     Guaranties of obligations of Persons and entities other than the obligations of other Borrowers or the Guarantors. There is no Indebtedness owing by any Borrower or any Guarantor to any Affiliate of any Borrower or any Guarantor. Other than as previously disclosed to Agent, no Borrower nor any Subsidiary is in default of any material provision of any agreement evidencing or relating to any such Indebtedness or Guaranty.

          1) Litigation. Except as set forth on Schedule 6.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of any of the Borrowers, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Borrower or any Subsidiary or any of their property, or which challenge any Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, in any court or before any arbitrator of any kind or before or by any governmental body, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on any Borrower and its Subsidiaries, as a whole.

          1) Tax Returns and Payments. Except as set forth on Schedule 6.1(k), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon such Borrower and each of its Subsidiaries and such Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 9.6. The charges, accruals and reserves on the books of each Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower are in the judgment of such Borrower adequate, and such Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on such Borrower. Proper and accurate amounts have been withheld by each Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 6.1(k) sets forth as of the Effective Date those taxable years for which any Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 6.1(k) as of the Effective Date, no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Borrower and none of its respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to such Borrower's knowledge, as a transferee. As of the Effective Date, no Borrower has agreed or been requested to make any adjustment under IRC
     Section 481(a), by reason of a change in accounting method or otherwise, which would have a Materially Adverse Effect.

          1) Burdensome Provisions. No Borrower or any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect on such Borrower and its Subsidiaries, taken as a whole.

          1) Financial Statements; Projections. The Borrowers have furnished to the Agent and the Lenders a copy of (i) the Consolidated Balance
     Sheet as at December 31, 1998 and the Consolidating Balance Sheet as at December 31, 1998, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) their unaudited balance sheet as at July 31, 1999, and the related statement of income for the seven (7) month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrowers as at the dates thereof and the results of operations of the Borrowers for the periods then ended. Except as disclosed or reflected in such financial statements, the Borrowers have no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrowers. In addition, attached hereto as Schedule 6.1(m) are projections of the monthly financial performance for each Borrower for the period commencing September 1, 1999 through and including December 31, 2000
     (the "Projections"). The Projections have been prepared by the senior management of Borrowers and were at the time furnished (i) believed to be reasonable, (ii) prepared on a reasonable basis and in good faith based on assumptions believed to be reasonable and (ii) made and based upon the best information then available.

          1) Adverse Change. Since the date of the financial statements described in clause (i) of Section 6.1(m) and other than as disclosed in the unaudited financial statements described in clause (ii) of
     Section 6.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrowers has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

          1) ERISA. No Borrower or any Related Company maintains or contributes to (x) any Benefit Plan other than those listed on
     Schedule 6.1(o) as of the Effective Date or (y) thereafter, any Title IV Plan other than those listed in Schedule 6.1(o). Each Benefit Plan is in substantial compliance with ERISA to the extent that ERISA is applicable, and no Borrower or any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by such Borrower or any Related Company. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. No Borrower or any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Borrower or any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject such Borrower to a material tax on
     prohibited transactions imposed by Section 4975 of the IRC.   Except
     as set forth in Schedule 6.1(o): (i) no Title IV Plan has any Unfunded Vested Accrued Benefits in excess of $0.00; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower or any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

          1) Absence of Defaults. No Borrower or any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by such Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of such Borrower's or any of its Subsidiaries' properties may be bound or which would require such Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor.

          1) Accuracy and Completeness of Information. All Schedules hereto and all material written information, reports and other papers and data produced by or on behalf of the Borrowers and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or may in the future have (so far as such Borrower can foresee), a Materially
     Adverse Effect upon any Borrower or any of its Subsidiaries which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section
     6.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

          1)   [Intentionally Omitted]

          1)   Receivables.

          1) Status. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (o) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

          1) Chief Executive Office. The chief executive office and principal place of business of each Borrower and the books and records relating to the Receivables and other Collateral is located at the address or addresses set forth (i) on Schedule 6.1(s) or (ii) in a written notice which complies with the applicable provisions of
     Section 8.8 hereunder; no Borrower has maintained its chief executive office or books and records relating to the Collateral at any other address at any time during the five years immediately preceding the Agreement Date.

          1) Real Property. No Borrower owns Real Estate or leases Real Estate other than that Real Estate described on Schedule 6.1(t).

          1)   Corporate and Fictitious Names.  Except as otherwise disclosed on
     Schedule 6.1(u), during the five-year period preceding the Agreement
     Date, no Borrower or any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate names of the Borrowers on the Effective Date.

          1) Federal Reserve Regulations. No Borrower or any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No Borrower owns any Margin Stock and no part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrowers will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

          1) Government Regulation. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Borrower is subject to regulation under the Public
     Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Assuming the accuracy of the representations set forth in Section 13.2 hereunder, the making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the related transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          1) Employee Relations. Each Borrower and each of its Subsidiaries has a stable work force in place and is not, except as set forth on
     Schedule 6.1(x), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's or any of its Subsidiaries' employees, and no Borrower knows of pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Borrower's or any of its Subsidiaries' employees.

          1) Intellectual Property. Each Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others except as otherwise disclosed on Schedule 6.1(y), and Schedule 6.1(y) lists all Material Intellectual Property owned by any Borrower or which any Borrower has the right to use.

          1) Trade Names. All trade names or styles under which any Borrower creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 6.1(z).

          1) Brokers. No broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the Loans or the related transactions, and no Borrower has obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          1) Insurance. Schedule 6.1(bb) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by any Borrower, as well as a summary of the terms of each such policy.

          1) Deposit and Controlled Disbursement Accounts. Schedule 6.1(cc) lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Effective Date, including any Controlled Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          1) Government Contracts. Except as set forth in Schedule 6.1(dd), as of the Effective Date, no Borrower is a party to any contract or agreement with the federal government or any state or municipal government and the Receivables are not subject to the Federal
     Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

          1) Customer and Trade Relations. As of the Effective Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of any Borrower; or the business relationship of any Borrower with any supplier material to its operations.

          1)   Agreements and Other Documents.

     1) As of the Effective Date, Borrowers have made available to Agent or its counsel, on behalf of Lenders, for their review, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Schedule 6.1(ff): supply agreements and purchase agreements not terminable by a Borrower within sixty (60) days following written notice issued by such Borrower and involving transactions in excess of $1,000,000 per annum; and any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; and

     1) as of the Effective Date, Borrowers have provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies of (A) licenses and permits (other than state, municipal and other local licenses and permits in which case summaries thereof are acceptable to the Agent) held by a Borrower, the absence of which could be reasonably likely to have a Materially Adverse Effect; (B) instruments or documents evidencing Indebtedness of a Borrower and any security interest granted by such Borrower with respect thereto; and
     (C) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of a Borrower.

          1) Appointment of Trustee or Examiner; Liquidation. No order has been entered (i) for the appointment of a chapter 11 trustee or examiner with enlarged powers with respect to the operation of the business of any Borrower beyond those set forth in Sections 1106(a) and 1106(a)(4) of the Bankruptcy Code, or (ii) to convert any of the Chapter 11 Cases to a Chapter 7 case or to dismiss any Chapter 11
     Case.


     ARTICLE

     SECURITY INTEREST

         SECTION              Security Interest.
     1.
    1) To secure the payment, observance and performance of the Secured Obligations, the Borrowers hereby, jointly and severally, mortgage, pledge and assign all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         1) As additional security for all of the Secured Obligations, the Borrowers, jointly and severally, grant to the Agent, for the benefit of itself as Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of each and every Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to a Borrower, or credited by or due from any participant of any Lender to a Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrowers (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrowers of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and Borrowers hereby irrevocably appoint Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

         1) Notwithstanding anything to the contrary provided in this Agreement, if at any time prior to the Term Loan B Funding Date, the Borrowing Base Availability is less than $2,500,000, the Borrowers hereby irrevocably authorize the Agent, on behalf of the Lenders, to file or cause to be filed the Mortgages with respect to the Mortgaged Real Estate. Except as set forth above or in connection with the funding of Term Loan B, the Agent and the Lenders agree not to file or cause to be filed the Mortgages with respect to the Mortgaged Real Estate.

         SECTION              Continued Priority of Security Interest.
     1.
      1) The Security Interest granted by the Borrowers shall at all times be valid, perfected and enforceable against each and every Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

       1) No Borrower shall be required to file a collateral assignment in the Patent and Trademark Office for any Intellectual Property other than Material Intellectual Property.

         1) The Borrowers shall, at their cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

     1) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

     1) obtaining, after the Effective Date, any additional or new landlords' and mortgagees' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

     1) delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

     1) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

     1) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Borrower for any purpose described in Section 7.2(c). The Agent will give the Borrowers notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

      1) Each Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

     ARTICLE

     COLLATERAL COVENANTS

         Until the Revolving Credit Facility and Term Loan Facility have been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 15.9:

         SECTION              Collection of Receivables.
     1.
      1) At the request of the Agent, each Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. Each Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, each Borrower will:

     1) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox,

     1) advise each other Account Debtor that makes payment to such Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and

     1) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to such Borrower via a specified Lockbox.

     1) The Borrowers and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Collection Account:

     1) for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 12.2, and 12.3, such credits to be entered as of the Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

     1) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Controlled Disbursement Account.

         1) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrowers will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account
     Agreement.

   1) It is expressly agreed by the Borrowers that, anything herein to the contrary notwithstanding, each Borrower shall remain liable under each of its Contracts, licenses and other agreements, documents and instruments evidencing Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any such Contract, license or agreement by reason of or arising out of this Agreement or the granting herein of a security interest therein or the receipt by Agent or any Lender of any payment relating to any such Contract, license or agreement pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower under or pursuant to any such Contract, license or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, license or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            1)   All chattel paper shall be marked with the following legend:
     "This writing and the obligations evidenced or secured hereby are subject to the security interest of The CIT Group/Business Credit, Inc., as Agent, for the benefit of itself as a Lender and certain other Lenders." For Agent's further security, Borrowers agree that Agent shall have a special property right and security interest in all of each Borrower's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, each Borrower shall deliver and turn over any such books and records to Agent or to its representatives at any time on demand of Agent. Prior to the occurrence of a Default or Event of Default and upon notice from Agent, each Borrower shall permit any representative of Agent to inspect such books and records and shall provide photocopies thereof to Agent, for the benefit of Agent and Lenders, as more specifically set forth in this Agreement.

         SECTION              Verification and Notification.  The
     Agent shall have the right (a) at any time and from time to time, in the name of the Agent, the Lenders or in the name of any
     Borrower, to verify the validity, amount or any other matter relating to any Receivables or other Collateral by mail,
     telephone, telegraph or otherwise, and to review, audit and make extracts from all records and files related to any such
     Collateral, and (b) after an Event of Default, to (i) notify the Account Debtors or obligors under any Receivables, of the assignment of such Collateral to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Collateral and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as a Borrower might have done and (ii) cause the certified independent public accountants then engaged by any Borrower to prepare and deliver to Agent and each Lender at the Borrowers' expense at any time and from time to time promptly upon Agent's request the following reports with respect to
     Borrowers: (a) a reconciliation of all Receivables; (b) an aging of all Receivables; (c) trial balances; and (d) a test
     verification of such Receivables as Agent may request.
     1.
         SECTION              Disputes, Returns and Adjustments.
     1.
        1) In the event any amounts due and owing under any Receivable for an amount in excess of $100,000 are in dispute between the Account Debtor and a Borrower, such Borrower shall provide the Agent with prompt written notice thereof.

       1) Each Borrower shall notify the Agent promptly of all returns and credits in excess of $100,000 in respect of any Receivable, which notice shall specify the Receivable affected.

       1) Each Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any one Receivable or of more than $500,000 per Fiscal Quarter, not to exceed $1,000,000 in any Fiscal Year, with respect to all Receivables of the Borrowers (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrowers' businesses and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         SECTION              Invoices.
     1.
      1) No Borrower will use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date and shall not make any change in the names, addresses, or substantive terms, conditions or provisions of the invoice without giving the Agent forty-five (45) days prior notice of the intended use of a different form of invoice together with a copy of such different form.

         1) Upon the reasonable request of the Agent, each Borrower shall deliver to the Agent, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

         SECTION              Delivery of Instruments.  In the event
     any Receivable in an amount in excess of $100,000 is, or
     Receivables in excess of $500,000 in the aggregate are at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, each Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the
     Lenders.
     1.
         SECTION              Ownership and Defense of Title.
     1.
      1) Except for Permitted Liens, the Borrowers shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

         1) Each and every Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         SECTION              Insurance.
     1.
            1) Each Borrower shall at all times maintain insurance on the Collateral and its equipment customary and appropriate to the nature of such Collateral and equipment including, without limitation, coverage against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by such Borrower and copies of the policies delivered to the Agent.

         1) All insurance policies required under Section 8.7(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

     1) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders (provided, however, if no Default or Event of Default exists, proceeds from any loss not exceeding $250,000 may be paid to the Borrowers for replacement of the damaged or destroyed property),

     1) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and

     1) such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten (10) days prior written notice given to the Agent.

         1) Any proceeds of insurance referred to in this Section 8.7 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either
     (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

       1) Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default shall have occurred and be continuing as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided, however, that in the event that any claim which is or could be made under any of such insurance policies exceeds $1,000,000 no such claim shall be settled, compromised or finally determined, except with the prior written consent of Agent. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $200,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Secured Obligations, or permit or require such Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Materially Adverse Effect and such insurance proceeds do not exceed $2,500,000 in the aggregate, and no default or Event of Default exists, Agent shall permit such Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within one hundred eighty (180) days of such casualty, Agent may apply such insurance proceeds to the reduction of the Secured Obligations. All insurance proceeds which are to be made available to a Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Borrowers to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrowers shall request an Advance in the amount requested to be released; (ii) so long as the conditions set forth in Article 2 have been met, the Lenders shall make such Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied to the reduction of the Secured Obligations.

         SECTION              Location of Offices and Collateral.
     1.
         1) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure in any manner which might make any Financing Statement or other Uniform Commercial Code amendment, assignment or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code or any other then applicable provision of the Uniform Commercial Code without giving the Agent thirty (30) days prior written notice thereof and complying with the requirements and conditions of Section 8.8(b).

         1) After Agent's written acknowledgment that any reasonable action requested by Agent in connection with any changes covered by Section 8.8(a), including continuation of the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, a Borrower may change the location of its Collateral or the location where it keeps its books and records relating to the Collateral, provided that any such new location shall be in the continental United States, or change its name, its identity or its corporate structure. No Borrower shall change its fiscal year to a year ending in any day other than December 31.

         SECTION              Records Relating to Collateral.  Each
     Borrower will at all times keep complete and accurate records of all Collateral on a basis consistent with past practices of such Borrower.
     1.
         SECTION              Inspection.  The Agent and each Lender
     (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to (a) visit the properties of any Borrower and its Subsidiaries, inspect the Collateral and the other assets of such Borrower and its Subsidiaries and inspect and make extracts from the books and records of such Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises; (b) discuss such Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and
     (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.
     1.
     The Borrowers will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers.

         SECTION              Information and Reports.
     1.
          1) Schedule of Receivables. The Borrowers shall deliver to the Agent (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three (3) Business Days prior to the Effective Date which schedule shall be reconciled to the balance of the accounts receivable as set forth in a Consolidated Balance Sheet as of such date, and (ii) no later than ten (10) days after the end of each Fiscal Month of the Borrowers, a Schedule of Receivables as of the last Business Day of the Borrowers' immediately preceding Fiscal Month which schedule shall be reconciled to (A) the balance of the accounts receivable as set forth in the Consolidated Balance Sheet as of the end of such Fiscal Month and (B) the Schedule of Receivables delivered in respect of the next preceding Fiscal Month.

          1) Borrowing Base Certificate. Borrowers shall deliver to the Agent not later than three (3) Business Days after the last day of each accounting week of the Borrowers a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting week, and upon the Agent's request on each Business Day a Borrowing Base Certificate as of the third (3rd) preceding Business
     Day.

          1) Notice of Diminution of Value. Each Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $100,000 in the value of any of its Collateral, except for any such diminution (i) in the value of any Receivables in the ordinary course of business or (ii) which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 10.

          1) Additional Information. The Agent may in its discretion from time to time request that the Borrowers deliver the schedules, certificates described in Sections 8.11(a), (b) and (c) more or less often and on different schedules than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

          1) Vehicles and Term B Trailers. Borrowers shall deliver to Agent not later than five (5) Business Days after the last Business Day of each Fiscal Month, a report indicating the exact location of each and every Vehicle, and, after the Term Loan B Funding Date, the Term Loan
     B Trailers, located outside of the continental United States as of the last day of such Fiscal Month. Such reports shall be provided more frequently by Borrowers to Agent upon the request of Agent.

         SECTION              Assignment of Claims Act.  Upon the
     request of the Agent, the Borrowers shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the
     District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of
     Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due or to become due.
     1.
         SECTION              Covenants Regarding Material
     Intellectual Property Collateral.
     1.
       1) Each Borrower shall notify Agent immediately if it knows that any application or registration relating to any Material Intellectual Property (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's ownership of any Material Intellectual Property, its right to register the same, or to keep, use and maintain the same.

          1) Promptly after the date on which (i) a Borrower acquires any Material Intellectual Property or (ii) any Intellectual Property becomes Material Intellectual Property, such Borrower shall execute and deliver any and all Material Intellectual Property security agreements as Agent may request to evidence Agent's security interest in such Material Intellectual Property, and the General Intangibles of such Borrower relating thereto or represented thereby.

         1) Each Borrower shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration with respect to all of its Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

           1) In the event that any of the Material Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Borrowers shall notify Agent promptly after a Borrower learns thereof. Each Borrower shall, unless it shall reasonably determine that such Material Intellectual Property is no longer material to the conduct of its business or operations in accordance with the definition of "Material Intellectual Property," promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property Collateral.

         SECTION              Covenants Regarding Vehicles and Term
     Loan B Trailers. Borrowers shall maintain the Vehicles and Term Loan B Trailers in good order and repair, except for ordinary wear and tear in the ordinary course of business. In addition, Borrowers shall maintain insurance on the Vehicles and Term Loan B Trailers, in such amounts and with such companies as may be acceptable to Agent, and shall maintain Agent, on behalf of the Lenders, as loss-payee on all such insurance. In the event a loss related to a Vehicle or a Term Loan B Trailer occurs, all proceeds of insurance shall promptly be paid to Agent, for the ratable benefit of Lenders and such sums shall be applied to reduce the principal balance of Term Loans. Borrowers agree not to sell, lease or otherwise dispose of any Vehicle or Term Loan B Trailer without the prior written consent of Agent. The provisions hereof with respect to Term Loan B Trailers shall not be applicable until the Term Loan B Funding Date.
     1.
         SECTION 8.15 Appraisals of Vehicles and Term Loan B Trailers. Borrowers hereby agree that Agent may, at Borrowers' cost and expense, undertake or have undertaken (whether in-house or through an appraiser satisfactory to Agent in its sole discretion) an appraisal of the Vehicles and Term Loan B Trailers, which appraisal shall be in form and substance satisfactory to Agent in its sole discretion. Such appraisals may be conducted at any time, but not more than twice prior to the Initial Anniversary Date. The provisions hereof with respect to Term Loan B Trailers shall not be applicable until the Term Loan B Funding Date.

     ARTICLE

     AFFIRMATIVE COVENANTS

         Until the Revolving Credit Facility and Term Loan Facility have been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in Section 15.9, each Borrower will, and will cause each of its Subsidiaries to (except where, and only to the extent that, but only for so long as, any such performance is rendered impossible because of the filing of the Chapter 11 Cases):

         SECTION              Preservation of Corporate Existence and
     Similar Matters.
     1.
                    1) Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to obtain or maintain such qualification or authorization would not have a Material Adverse Effect on such Borrower and its Subsidiaries as a whole, provided that, within ninety (90) calendar days after the Effective Date, the Borrowers shall deliver to the Agent a proposed plan with respect to the dissolution or merger of the Guarantors with and into the respective owners of each such Guarantor, which plan shall not be implemented without the prior written consent of the Agent.

      1) Deliver to the Agent within thirty (30) days after the Effective Date, certificates evidencing the good standing of each Borrower in each jurisdiction in which it is required to be qualified as a foreign corporation to transact business as presently conducted including, without limitation, those jurisdictions in which intrastate authority is held (as listed in Schedule 6.1(f) hereto) and required to be held.

         SECTION              Compliance with Applicable Law.  Comply
     with all material Applicable Law relating to such Borrower or such Subsidiary.
     1.
         SECTION              Interim Order;  Final Order;
     Administrative Expense Claim Priority; Lien Priority; Payments.
     1.
     1) The Borrowers shall not at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Final Order, as the case may be, except for modifications and amendments mutually agreed to by the Required Lenders, the Borrowers and the Agent or, if Section 5.3(e) is applicable, by Agent.

       1) Prior to the date on which the Secured Obligations have been paid in full in cash or otherwise satisfied on terms acceptable to Agent and the Required Lenders and the Commitments have been terminated, Borrowers shall not pay any administrative expense claims except (i) the Carve-Out Expenses, (ii) administrative expense claims incurred in the ordinary course of the business of the Borrowers, and (iii) the fees and expenses of attorneys, accountants, financial advisors and consultants retained by the Agent.

        1) Notwithstanding subparagraph (b), above, the Borrowers shall be permitted, except after the occurrence and during the continuance of an Event of Default, to pay as the same may become due and payable (i) administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of their business, and
     (ii) compensation and reimbursement of expenses to professionals allowed and payable under section 330 and 331 of the Bankruptcy Code.

        1) Other than payments pursuant to Borrowers' "Application For An Order Authorizing the Debtors to Pay in the Ordinary Course of Their Businesses Pre-Petition Claims of Essential Trade Creditors and Related Pre-Petition Obligations" filed upon the commencement of the Chapter 11 Case, except with the written consent of Agent and upon an Order of the Court, prior to the date on which the Secured Obligations have been paid in full in cash or otherwise satisfied on terms acceptable to Agent and the Required Lenders and the Commitments have been terminated, the Borrowers shall not pay any Indebtedness which existed prior to the Petition Date.

         SECTION              Maintenance of Property.  In addition
     to, and not in derogation of, the requirements of the Security
     Documents,
     1.
          1) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

          1) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION              Conduct of Business.  At all times carry
     on its business in an efficient manner and engage only in the business described in Section 6.1(e).
     1.
         SECTION              Insurance.  Maintain, in addition to the
     coverage required by Section 8.7 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the
     insurance, the dates of the expiration thereof and the properties and risks covered thereby.
     1.
         SECTION              Payment of Taxes and Claims.  Pay or
     discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or
     discharged if the same are paid before they become delinquent, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Borrower; except that this Section 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by
     appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.
     1.
         SECTION              Accounting Methods and Financial
     Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.
     1.
         SECTION              Use of Proceeds.
     1.
        1) Use the proceeds of the initial Revolving Credit Loan (i) first, to satisfy in full all of the outstanding (pre-petition) Secured Obligations under the Pre-Petition Loan Agreement as of the Effective Date after taking into account (A) satisfaction of certain of such (pre-petition) Secured Obligations with the proceeds of Term Loan A
     (as provided hereinabove in Article 2A) and (B) for the assumption by Borrowers, as Letter of Credit Obligations hereunder, of all (pre-petition) Letter of Credit Obligations under the Pre-Petition Loan Agreement (as provided hereinabove in the definition of Letter of Credit Obligations), (ii) to fund certain of the fees and expenses associated with the extension of the Loans, and (iii) to use all subsequent Loans only for working capital purposes or as is otherwise expressly authorized herein or in the Interim Order or Final Order, and

      1) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         SECTION              Hazardous Waste and Substances:
     Environmental Requirements.
     1.
     1)   In addition to, and not in derogation of, the requirements of
     Section 9.2 and of the Security Documents, substantially comply with all Environmental Laws and all Applicable Law relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Law and indemnify and hold the Agent and the Lenders harmless from all Environmental Liabilities incurred by or imposed upon the Agent or any Lender on account of such Borrower's failure to perform its obligations under this Section 9.9.

       1) Such Borrower shall not cause or permit a Release of any Contaminant on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole.

      1)   Whenever such Borrower gives notice to the Agent pursuant to this
     Section 9.9 with respect to a matter that reasonably could be expected to result in an Environmental Liability to such Borrower in excess of $500,000 in the aggregate, such Borrower shall, at the Agent's request and such Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring such Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

         SECTION              Landlords' Agreements, Mortgagee
     Agreements and Bailee Letters. Such Borrower shall use its reasonable best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. After the Effective Date, no real property or warehouse space where Collateral may be stored or located shall be leased or acquired by such Borrower, unless and until a satisfactory landlord or mortgagee agreement, as the case may be, shall first have been obtained with respect to such location. Such Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Nothing contained in this
     Section 9.11 shall impair or otherwise modify any of Agent's or any Lender's rights under this Agreement.
     1.
         SECTION              Further Assurances.  Each Borrower
     agrees that it shall, at its expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary in the reasonable opinion of Agent to carry out the express provisions of this Agreement or any other Loan Document.
     1.
     ARTICLE

     INFORMATION

         Until the Revolving Credit Loan Facility and Term Loan Facility have been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.9, each Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 15.1:

         SECTION              Financial Statements.
     1.
          1) Audited Year-End-Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrowers, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow for such Fiscal Year, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and the Guarantors and reported on, without qualification, by independent certified public accountants selected by Borrowers and acceptable to the Agent (the "Audited Financial Statements").

          1) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrowers, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets, as of the end of such Fiscal Quarter, and the related statements of income, shareholders, equity, and cash flow for such Fiscal Quarter, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and Guarantors (including, without limitation, a comparison to the projected budgeted figures), certified by the Financial Officer of the Borrowers and the Guarantors, to the best of his knowledge, as presenting fairly the financial condition and results of operations of the Borrower and the Guarantors as of the date thereof and for the periods ended on such date, subject to normal year-end adjustments.

          1) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each Fiscal Month of the Borrowers, copies of the Consolidated Balance Sheet and Consolidating Balance Sheets of the Borrowers and the Guarantors as at the end of such Fiscal Month and the related unaudited income statement for the Borrowers and the Guarantors for such Fiscal Month and for the portion of the Fiscal Year through such Fiscal Month, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year (including, without limitation, a comparison to the projected budget figures for the previous Fiscal
     Year), certified by the Financial Officer of the Borrowers and the Guarantors to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers and the Guarantors as at the date thereof and for the periods ended on such date, subject to normal year end adjustments, and promptly when filed with the Court or delivered to the United States Trustee, all monthly reports, projections or other information respecting the Borrowers' businesses or financial condition, or prospects filed with the Court or delivered to the United States Trustee.

          1) Projected Financial Statements. As soon as available, but in any event prior to the last Business Day of each Fiscal Year during the term hereof, forecasted financial statements prepared by the Operating Companies on a consolidated basis and approved by Trism's Board of Directors, consisting of monthly consolidated balance sheets, cash flow statements and income statements of the Operating Companies, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period commencing on the first day of the next succeeding fiscal year.

     All such financial statements referred to in clauses (a) and (b) shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein.

         SECTION              Accountants' Certificate.  Together with
     the Audited Financial Statements referred to in Section 10.1(a), each Borrower shall use its reasonable best efforts to cause its independent certified public accountants to deliver a certificate of such accountants addressed to the Agent
     1.
         1) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

    1) having attached the calculations, prepared by each Borrower and reviewed by such accountants, required to establish whether or not each Borrower is in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6, 11.10 and 11.12, as at the date of such financial statements.

         SECTION              Officer's Certificate.  Together with
     each delivery of financial statements required by Section 10.1
     (a), (b) and (c), a certificate of each Borrower's President or
     Financial Officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no
     Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by each Borrower with respect to such Default or Event of
     Default, and (b) setting forth the calculations necessary to establish whether or not each Borrower was in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6, 11.10 and
     11.12 as of the date of such statements.
     1.
         SECTION              Additional Reports.
     1.
          1) Financial Performance Projections. As soon as available, but in any event within thirty (30) days prior to the last Business Day of each Fiscal Month during the term hereof, the Borrowers shall deliver to the Agent updated information regarding the Projections.

          1) Variance Reports. As soon as possible, but in any event within fifteen (15) days after the end of each Fiscal Month, deliver to the Agent a report prepared in a manner consistent with the Projections and otherwise in form and substance acceptable to the Agent, that compares the financial performance of the Borrowers set forth in the Projections against the actual financial performance for such corresponding periods, with such performance figures compared on both a monthly and year-to-date basis.

          1) Revenues and Disbursements Report. Not later than the close of business on each Tuesday, a report summarizing the revenues and disbursements for each Borrower for the preceding week, in a form and otherwise containing a level of detail acceptable to the Agent in its sole discretion.

          1) Operations Report. Not later than the close of business on each Tuesday, a report that sets forth (i) the aggregate number of drivers who performed services, either as employees or independent contractor owner/operators, on behalf of the Borrowers during the preceding week and (ii) all increases or decreases in the number, if any, and dollar value of any Rolling Stock of Borrowers during the preceding week and since the Petition Date.

         SECTION              Copies of Other Reports.
     1.
                romptly upon receipt thereof, copies of all reports, if any, submitted to each Borrower or its Board of Directors by its independent public accountants.

         1) As soon as practicable, copies of all financial statements and reports that each Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which each Borrower shall file with the Securities and Exchange Commission or any successor commission.

       1) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of each Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that each Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of each Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this Section
     10.5 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

      1) If requested by the Agent or any Lender, each Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

         SECTION              Notice of Litigation and Other Matters.
     Prompt notice of:
     1.
          1) the commencement, to the extent each Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on any Borrower and its Subsidiaries, taken as a whole,

      1) any amendment of the articles of incorporation or by-laws of any Borrower or any of its Subsidiaries,

          1) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect on any Borrower or its Subsidiaries, taken as a whole, and any change in the Chief Executive Officer, President or Chief Financial Officer of such Borrower, and

     1) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by any Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which any Borrower or any of its Subsidiaries is a party or by which any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties may be bound.

         SECTION              ERISA.  As soon as possible and in any
     event within thirty (30) days after any Borrower knows, or has reason to know, that:
     1.
     1) any Termination Event with respect to a Plan has occurred or will occur, or

     1) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0.00, or

     1) any Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of such Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of such Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

         SECTION              Accuracy of Information.  All written
     information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this
     Article 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.
     1.
         SECTION              Revisions or Updates to Schedules.
     Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in the exercise of their reasonable credit judgment, shall have accepted in writing such revisions or updates to such Schedule(s).
     1.
         SECTION              Compliance with Laws.  Comply with the
     requirements of all Applicable Law, rules, regulations, and orders of any governmental authority, including the Bankruptcy Code, the Fair Labor Standards Act and the Americans with Disabilities Act, other than laws, rules, regulations, and orders
     (a) compliance with which is prevented solely by the import of
     Section 362 of the Bankruptcy Code, or (b) the non-compliance with which individually or in the aggregate would not have and could not reasonably be expected to have a Materially Adverse Effect.
     1.
     ARTICLE

     NEGATIVE COVENANTS

         Until the Revolving Credit Facility and Term Loan Facility have been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.9, no Borrower will directly or indirectly and will not permit its Affiliates to:

         SECTION              Financial Ratios.  Upon and after the
     date on which an event of an Availability Shortfall shall first occur, breach any of the financial covenants set forth in this
     Section 11.1:
     1.
          1) Minimum Availability. The Borrowers shall not permit the Borrowing Base Availability at any time to be less than One Million Dollars ($1,000,000) or, if Term Loan B has been funded, $2,500,000.

          1) Minimum EBITDA. The Borrowers' cumulative consolidated EBITDA for any period beginning on September 1, 1999 and ending on any of the dates set forth below shall not be less than the corresponding amounts set forth below:

                    Period Ending:      Minimum EBITDA
               September 30, 1999            $1,500,000
               October 30, 1999                3,000,000
               November 30, 1999                    4,300,000
               December 31, 1999               5,100,000
               January 31, 2000                5,900,000
               February 29, 2000               7,200,000

         SECTION              Indebtedness for Money Borrowed.
     Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for
     Money Borrowed.
     1.
         SECTION              Guaranties.  Become or remain liable
     with respect to any Guaranty of any obligation of any other
     Person.
     1.
         SECTION              Investments.  Acquire, after the
     Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment.
     1.
         SECTION              Unfunded Capital Expenditures.  Make any
     Unfunded Capital Expenditures, other than expenses, not to exceed
     $250,000 per Fiscal Month, relating to the maintenance of
     tractors or trailers which are capitalized by Borrowers.
     1.
         SECTION              Restricted Dividend Payments and
     Purchases, Etc.  Declare or make any Restricted Distribution or
     Restricted Payment.
     1.
         SECTION              Merger, Consolidation and Sale of
     Assets.  Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, including its stock or the capital stock of any of its Subsidiaries, other than sales of
     Inventory in the ordinary course of business, except as may be permitted under Section 9.1 hereof.
     1.
         SECTION              Transactions with Affiliates. Effect any
     transaction with any Affiliate without the express prior written consent of the Agent, except (a) in the ordinary course of the
     Borrower's business and otherwise in compliance with all orders of the Court, and (b) loans to Affiliates of any of the Borrowers in the aggregate during the term hereof not to exceed $250,000
     (excluding the existing loans to Affiliates set forth in Schedule
     11.8 hereto as of the Effective Date); and in each case only to the extent such Affiliates is a Borrower.
     1.
         SECTION              Liens.  Create, assume or permit or
     suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens, specifically including, without limitation, any effort by the
     Borrowers, any committee formed in the Chapter 11 Cases or any other party-in-interest in the Chapter 11 Cases to create any
     Lien which is superior to or pari passu with any claims or interest of the Lenders, irrespective of whether such claims or interest may be "adequately protected" within the meaning of the
     Bankruptcy Code.
     1.
       SECTION             Operating Leases.  Enter into any lease
     other than a Capitalized Lease (an "Operating Lease") that would cause the Borrowers to exceed the Permitted Incremental
     Obligations.
     1.
       SECTION             Plans.  Permit any condition to exist in
     connection with any Plan which might constitute grounds for the
     PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other
     condition, event or transaction with respect to any Plan which could result in the incurrence by such Borrower of any material liability, fine or penalty.
     1.
       SECTION             Sales and Leasebacks.  Enter into any
     synthetic lease or any arrangement with any Person providing for such Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by such Borrower to such Person.
     1.
       SECTION             Capital Structure and Business.  (a) Make
     any material changes in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the repayment of the Loans or any of the other Secured Obligations or could reasonably be expected to result in a Materially Adverse Effect on such Borrower and its
     Subsidiaries as a whole, (b) make any change in its capital structure as described on Schedule 11.13, including the issuance of any shares of stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding stock, except for options issued pursuant to the terms of the employee and/or management stock option plan in effect as of the Effective
     Date and the shares of stock issued in connection therewith, or
     (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Borrower's duty or ability to repay the Secured Obligations.
     1.
       SECTION             No Impairment of Intercompany Transfers.
     Directly or indirectly enter into or become bound by any
     agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any
     Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of such Borrower to such Borrower.
     1.
       SECTION             No Speculative Transactions.  Engage in any
     transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.
     1.
       SECTION             New Indebtedness.  Incur any post-Petition
     Date Indebtedness, other than the Secured Obligations, except:
     1.
                    1) unsecured trade debt incurred in the ordinary course of Borrowers' businesses, and on terms not inconsistent with the superpriority administrative expense status of the Secured Obligations pursuant to the Interim Order and the Final Order;

       1) obligations of the Borrowers and their Subsidiaries for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements (other than Capital Leases) incurred in the ordinary course of Borrowers' businesses;

      1) obligations of the Borrowers for the payment of fees for services rendered by, and of expenses incurred by, (i) professionals retained pursuant to court order in the Chapter 11 Cases pursuant to Section
     327 or 1103 of the Bankruptcy Code by any Borrower or any statutory committee appointed in any of the Chapter 11 Cases and identified on
     Schedule 4.9 hereto, or (ii) the United States Trustee; and

     1) obligations of the Borrowers and their Subsidiaries (other than any such obligations that would cause the Borrowers to exceed the Permitted Incremental Obligations) incurred in connection with any refinancing of purchase options under any Capital Leases entered into prior to the Petition Date.

       SECTION             Cancellation of Indebtedness.  Cancel any
     claim or debt owing to any Borrower except for reasonable consideration and in the ordinary course of business and otherwise in compliance with all orders of the Court.
     1.
       SECTION             Pre-Petition Obligations;  Adequate
     Protection. Except with respect to the orders of the Court, if any, referenced in Schedule 11.18, without the express prior written consent of Agent, make any payment or transfer with respect to any pre-Petition Date Lien or Indebtedness, whether by way of "adequate protection" under the Bankruptcy Code or otherwise, provided, however, that the Borrowers may continue to make regular monthly payments (but not any "balloon" payments) with respect to any pre-Petition Date Capital Leases or promissory notes related to the financing of any trucks, trailers, computer equipment, or satellite communications or telephone equipment and otherwise in compliance with all orders of the Court.
     1.
       SECTION             Maintenance of Certain Operations.  Cause,
     permit or otherwise allow (i) the number of drivers (whether employees or independent contractor owner/operators) employed by the Borrowers (at driver-to-tractor ratios consistent with the historic pre-Petition Date practices of the Borrowers) to at any time be less than 1840, or (ii) the availability of Borrowers' Rolling Stock (whether owned or leased) to decrease to levels which may, in the judgment of the Agent and the Required Lenders, materially affect the ability of Borrowers' to maintain business operations at levels consistent with the levels operated by Borrowers prior to the Petition Date.
     1.

     ARTICLE

     DEFAULT

       SECTION             Events of Default.  Each of the following
     shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:
     1.
     1) Any Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise);

     1) Any Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five (5) calendar days after written notice thereof has been given to such Borrower by the Agent;

    1) Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made;

     1) Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by such Borrower, contained in

            1) Articles 7, 8, 10 or 11, or Sections 9.1 (insofar as it requires the preservation of the corporate existence of such Borrower), or 9.8 and the Agent shall have delivered to such Borrower written notice of such default; or

       1) any other provision of this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of thirty (30) calendar days after written notice thereof has been given to such Borrower by the Agent;

                    1) the bringing of a motion, or the filing of any plan of reorganization or disclosure statement attendant thereto by Borrower in the Chapter 11 Case: (i) except as otherwise provided under Section 11.16(d), to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code; (ii) to grant any Lien upon or affecting any Collateral; (iii) to use cash collateral of Lenders under Section
     363(c) of the Bankruptcy Code without Lenders' consent; or (iv) any other action or actions adverse to Lenders or their rights and remedies hereunder or their interest in the Collateral that would, individually or in the aggregate, have a Materially Adverse Effect;

      1) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral in excess of $50,000 in the aggregate;

      1) the occurrence of: (i) a post-petition judgment, liability or event in excess of $500,000; (ii) general liability and workers compensation costs (inclusive of insurance premiums with respect thereto) during the period from the Effective Date through and including the Initial Anniversary Date, which in the aggregate exceed such costs for the preceding six (6) month period by more than $500,000; or (iii) any post-petition judgments, liabilities or events, including but not limited to any occurrences specified in subparts (i) and (ii) of this subsection, that would individually or in the aggregate have a Materially Adverse Effect;

   1) the appointment of an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner in any of the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of any Borrower;

      1) the dismissal of any of the Chapter 11 Cases, or the conversion of any of the Chapter 11 Cases from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

       1) the entry of an order by the Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor (other than a Lender) to execute upon or enforce a Lien on any Collateral, or (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any State or local environmental or regulatory agency or authority, which in either case would have a Materially Adverse Effect;

                    1) the material and adverse modification (other than any modification expressly consented to by Agent and Required Lenders) of the Interim Order or the Final Order, in the sole judgment of Agent and Required Lenders;

        1) the commencement of a suit or action against Agent or any Lender and, as to any suit or action brought by any person other than a Borrower or an officer or employee of Borrower, the continuation thereof without dismissal for thirty (30) days after service thereof on Lender, that asserts, by or on behalf of any Borrower, the Environmental Protection Agency, any State environmental protection or health and safety agency or any creditor(s) or official committee in any of the Chapter 11 Cases, any claim or legal or equitable remedy for the avoidance or recovery of any pre-Petition Date transfer to Agent or any Lender by any Borrower (including without limitation the transfer of any Lien) or which seeks the equitable subordination or avoidance of any pre-Petition Date Indebtedness of any Borrower to, or any Lien of, any Lender or Agent;

    1) the occurrence of any default or Event of Default under any other Loan Document, or the default by any Borrower or any Guarantor in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Borrower or any Guarantor under any such Loan Document, or if any provision of this Agreement or of any other Loan Document after delivery thereof hereunder shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or if such Borrower or other party thereto (other than the Agent or a Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or a Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby;

      1) (i) any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of any Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $100,000, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the IRC and ERISA, or (iii) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan;

  1) the filing or any plan of reorganization or disclosure statement attendant thereto by any Person that does not require repayment in full of all of the Borrowers' Secured Obligations under this Agreement and the Borrowers' remaining obligations, if any, to the Lenders under the Pre-Petition Loan Agreement;

    1) the entry of an order amending, supplementing, staying, vacating, or otherwise modifying the Loan Documents, the Interim Order or the Final Order without the prior written consent of the Agent;

          1) the payment of, or application for authority to pay, any pre-Petition Date claim, other than those of trade creditors and those required to be paid with the initial Advance pursuant to the terms of the Agreement, unless done (i) with the Agent's prior written consent, and (ii) pursuant to an order of the Court after notice and a hearing; or

                    1) there occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or would have, either individually or in the aggregate, a Materially Adverse Effect.

       SECTION             Remedies.
     1.
          1) Automatic Acceleration and Termination of Commitments. Upon the occurrence of an Event of Default specified in Section 12.1(h), (i) or
     (l), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) any obligation of any Lender or the Agent to make Loans or incur Letter of Credit Obligations, and any right of the Borrowers to request Advances or Letters of Credit under this Agreement, including without limitation the Commitments, shall immediately terminate without any notice.

          1) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, upon and after giving notice in accordance with Paragraph 8 of the Interim Order or the applicable notice provision of the Final Order, without the necessity for application or motion to, or any order from, the Court, and notwithstanding the provisions of Section 362 of the Bankruptcy Code, do any of the following:

       1)        unless already automatically accelerated pursuant to
       Section 12.2(a), above, declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

       1) terminate any obligation of any Lender or the Agent to make any Loans or incur Letter of Credit Obligations, including without limitation the Commitments, and any right of the Borrowers to request the same hereunder;

       1) notify, or request each Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to such Borrower, such Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

       1) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent reasonably considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and reasonable attorneys' fees, shall constitute Collateral and each Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

       1) through self-help, without notice, demand or judicial or other process, enter upon any premises in which Collateral may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably;

       1) require each Borrower to and each Borrower shall, without charge to the Agent or any Lender, assemble the Collateral and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and such Borrower;

       1) at the expense of Borrowers, cause any of the Collateral to be placed in a public or field warehouse, and the Agent shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in its reasonable credit judgment;

       1) through self-help and without notice, demand or judicial or other process, and without payment of any rent or any other charge, enter any of any Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of any Borrower's Collateral, for the purpose of (A) completing any work in process, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of each and every Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

       1) exercise any and all of its rights under any and all of the Security Documents, the Interim Order or the Final Order;

       1) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

       1) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

       1) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

       SECTION             Application of Proceeds.  All proceeds from
     each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:
     1.
          1) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees and expenses actually incurred (including, without limitation, the expenses and other allocated costs of internal counsel);

          1) Second: to the payment of (i) the Carve-Out Expenses and (ii) the Secured Obligations or the creation of a Cash Collateral Account (with each and every Borrower remaining liable for any deficiency) as the Agent may elect;

          1) Third: the balance (if any) of such proceeds shall be paid to the Borrowers, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

     The Borrowers shall remain liable, jointly and severally, and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

       SECTION             Miscellaneous Provision Concerning
     Remedies.
     1.
          1) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

          1) Waiver of Marshaling. Each Borrower hereby waives any right to require any marshaling of assets and any similar right.

          1) Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to any Borrower for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in its reasonable credit judgment.

          1) Appointment of Receiver. In any action under this Article 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

       SECTION             Trademark License.  Each Borrower hereby
     grants to the Agent, for the benefit of the Lenders, to the extent of such Borrower's rights therein and to the extent permitted by the various license agreements relating thereto, the nonexclusive right and license to use the trademarks set forth on
     Schedule 6.1(y) and any other trademark then used by any Borrower, for the purposes set forth in Section 12.2(b)(viii) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to any Borrower or any other Person by the Agent. Each Borrower hereby represents, warrants, covenants and agrees that, except as set forth in the license agreements, it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section 12.5.
     1.
     ARTICLE

     ASSIGNMENTS

       SECTION             Successors and Assigns; Participations.
     1.
       1) This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, and any such attempted assignment or transfer by any Borrower except in strict compliance with the provisions hereof shall be null and void, and of no force or effect.

    1) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that
     (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (the "Minimum Commitment"), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Transfer, together with any Note or Notes subject to such assignment and such assignee's commitment percentage of the Agent's syndication expenses, (v) such assignment shall not, without the consent of the Borrowers, require a Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in Section 13.2 hereof shall be true with respect to any such proposed assignee and (vii) such Lender provides notice to the Borrowers of the identity of the Eligible Assignee.
     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Transfer, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Transfer, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 13.1(b) or elsewhere in this Agreement, CIT Group/Business Credit, Inc. ("CITBC") agrees that, except after the occurrence of an Event of Default, the principal amount of the Commitment of CITBC during the term hereof shall in no event be less than the highest Commitment of any other Lender party to this Agreement.

      1) By executing and delivering an Assignment and Transfer, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, which shall be deemed made upon such execution and delivery, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements refereed to in Section 6.1(m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

       1) The Agent shall maintain a copy of each Assignment and Transfer delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      1) Upon its receipt of an Assignment and Transfer executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Transfer has been completed and is in the form of Exhibit J, (i) accept such Assignment and Transfer, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and each Borrower, and (iv) promptly deliver a copy of such Assignment and Transfer to each Borrower. Within five (5) Business Days after receipt of notice, each Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Transfer and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Transfer and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to Trism.

          1) Each Lender may, without the consent of any Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to the terms of this Agreement or the Security Documents),
     (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state and (vii) such Lender provides notice to the Borrower of the identity of the potential participant. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to each Borrower.

       1) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
     Section 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, each such-assignee, proposed assignee, participant or proposed participant shall agree with such Borrower or such Lender (which in the case of an agreement with only such Lender, such Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to such Borrower received from such Lender.

                    1) Each Borrower shall assist any Lender permitted to sell assignments or participations under this Section 13.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including, without limitation, (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by any Borrower and its advisors; (iii) providing the Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of any Borrower's senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonable request; and (vi) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested.

      1) In the event that (i) an Event of Default has occurred hereunder and (ii) CITBC intends to assign, whether through absolute assignment, participation or otherwise, all or a portion of its interest, rights and obligations under this Agreement to an Eligible Assignee pursuant to the terms of this Section 13.1 (the "Proposed Assignment"), CITBC shall, within fifteen (15) days prior to the closing of such Proposed Assignment, deliver to each other Lender notice (the "Assignment Notice") specifying (A) the amount of the Proposed Assignment and (B) outlining the terms under which such Lender can participate in the Proposed Assignment and simultaneously with the closing thereof assign a portion of such Lender's Commitment in an amount equal to such Lender's Commitment Percentage multiplied by the amount of the Proposed Assignment (each, a "Pro-rata Assignment Right"). Each Lender shall then have ten (10) days, from the date of the Assignment Notice, to notify CITBC of its desire to exercise its Pro-rata Assignment Right. In the event any Lender notifies CITBC (within the time frame set forth above) of its desire to exercise its Pro-rata Assignment Right, CITBC and such Lender shall enter into such documents as CITBC deems necessary and appropriate in its sole discretion to evidence and effect such an assignment.

       SECTION             Representation of Lenders.  Each Lender
     hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.
     1.
     ARTICLE

     AGENT

       SECTION             Appointment of Agent.  Each of the Lenders
     hereby irrevocably designates and appoints The CIT Group/Business Credit, Inc. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Receivables and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.
     1.
       SECTION             Delegation of Duties.  The Agent may
     execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     1.
       SECTION             Exculpatory Provisions.  Neither the Agent
     nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or
     (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.
     1.
       SECTION             Reliance by Agent.  The Agent shall be
     entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
     Section 13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or the unanimous consent of the Lenders with respect to the matters set forth in Section 15.9(b)) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and, except where the consent or agreement of all Lenders is required hereunder, such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
     1.
       SECTION             Notice of Default.  The Agent shall not be
     deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless (a) Agent shall have received a notice from any Lender under Section 4.6 (c)(ii) hereinabove, or (b) unless and until the Agent shall have received directions from the Required Lenders, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of Section 4.6 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
     1.
       SECTION             Non-Reliance on Agent and Other Lenders.
     Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, unless a Lender shall in writing request specifically identified information.
     1.
       SECTION             Indemnification.  The Lenders agree to
     indemnify the Agent in its capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 13.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.
     1.
       SECTION             Agent in Its Individual Capacity. The Agent
     and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and any Guarantor and their respective Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.
     1.
       SECTION             Successor Agent.  The Agent may resign as
     Agent upon an Event of Default by providing thirty (30) days written notice to the Lenders. The Agent may be removed by the Required Lenders if the Agent is grossly negligent or engages in willful misconduct in the performance of its duties under this Agreement. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any Agent's resignation or removal hereunder as Agent, the provisions of Section 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent's right to resign as Agent, or to assign its status as Agent, pursuant to the terms of this Section
     14.9 shall be expressly conditioned upon a successor Agent being appointed simultaneously therewith.
     1.
       SECTION             Notices from Agent to Lenders.  The Agent
     shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrowers (but which the Borrowers are not required to supply directly to the Lenders).
     1.
       SECTION             Direction from Lenders.  Notwithstanding
     anything contained in this Agreement or any other Loan Document to the contrary, the Agent shall not exercise any of the remedies set forth in Section 12.2 (or in any other provision of any Loan Document) with respect to any of the Mortgaged Real Estate or Pledged Collateral (as defined in the Pledge Agreement) without the prior written consent of any combination of Lenders whose Commitment Percentages at such time aggregate fifty percent (50%) or more. The foregoing sentence shall not, as between the Borrowers, the Guarantors and the Agent, limit or restrict the Agent's right to pursue any remedy against the Collateral, including the Mortgaged Real Estate and the Pledged Collateral. 1.

     ARTICLE

     MISCELLANEOUS

       SECTION             Notices.
     1.
          1) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

    1) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

     If to the Borrowers:       c/o TRISM, Inc.
                      4174 Jiles Road
                      Kennesaw, Georgia 30144
                      Attn: Mr. James G. Overley, Chief Financial
     Officer
                      Facsimile No.: (770) 795-4619

       With a copy to:         Proskauer Rose, LLP
                      1585 Broadway
                      New York, New York  10036
                      Attn:  Alan Hyman, Esq.
                      Facsimile No.:  (212) 969-2900

     If to the Agent:      The CIT Group/Business Credit, Inc.
                      1200 Ashwood Parkway
                      Atlanta, Georgia 30338
                                         Attn: Mr. Jerrold Brown,
                           Vice President
                      Facsimile No.: (770) 552-7673

     With a copy to:       Smith, Gambrell & Russell, LLP
                      1230 Peachtree Street, N.E.
                      Suite 3100
                      Atlanta, Georgia 30309
                      Attn: Bruce W. Moorhead, Jr., Esq.
                      Facsimile: (404) 815-3509

       If to a Lender:         At the address of such Lender set
                 forth on the signature page hereof or to such Lender in care of Agent.

          1) Agent's Office. The Agent hereby designates its office located at 1200 Ashwood Parkway, Atlanta, Georgia 30338, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.

       SECTION             Expenses.  The Borrowers agree, jointly and
     severally, to pay or reimburse on demand all costs and expenses incurred by the Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with
     (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of the Pre-Petition Loan Agreement, the Proposal Letter, the Commitment Letter, this Agreement and each of the other Loan Documents (collectively the "Lending Documents"), whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of any of the Lending Documents; (ii) the costs and expenses of appraisals of the Collateral; (iii) the costs and expenses of lien and title searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to any of the Lending Documents; (c) sums paid or incurred to pay any amount or take any action required of the Borrowers under any of the Lending Documents that the Borrowers fail to pay or take; (d) out-of-pocket costs of field audits, inspections and verifications of the Collateral by the Agent and the Lenders, including, without limitation, standard per diem fees charged by the Agent and the Lenders in the amount of $650 per diem per auditor and travel, lodging, and meals in connection therewith, at or prior to the date on which a Person becomes a Lender and up to two (2) times thereafter and whenever an Event of Default exists provided, however, that unless and until a Default or an Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (i) no field audit charges or expenses of any Lender other than the Agent shall be charged to or reimbursable by Borrowers, except for field audit charges incurred for a single field audit by a prospective Lender, with a commitment of at least $5 million, conducted in connection with an prospective assignment or participation hereunder, and (ii) no Lender whose aggregate commitment with respect to the Financing is less than $5 million shall conduct, or require Borrowers to pay for, any separate field audit by such Lender; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) consulting with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, or related in any manner to the Chapter 11 Cases, including any review of factual matters in connection with any of the foregoing, which expenses shall include the fees and disbursements of such Persons; and (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, any of the Lending Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or, after default, any Lender.
     1.
     The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loans) in the amount of any such costs and expenses owed by the Borrowers when due.

       SECTION             Stamp and Other Taxes.  The Borrowers will
     pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the
     Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery,
     performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.
     1.
       SECTION             Setoff; Ratable Sharing.
     1.
          1) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 12.2 and although such Secured Obligations shall be contingent or unmatured.

         1) If any Lender shall obtain payment of any principal of or interest on any Loan made by it or on any other Secured Obligation owing to such Lender through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, it shall promptly so notify the Agent (which shall promptly notify the other Lenders). If, as a result of such payment, such Lender shall have received a greater share of the principal of or interest on any Loan than such Lender's ratable share thereof, than, it shall, at the request of such other Lender or Lenders, promptly purchase from such other Lender or Lenders participations in (or, if and to the extent specified by such first Lender, direct interests in) the principal of or interest on Loans owing to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that such first Lender and such other Lender or Lenders (such first Lender and such other Lender or Lenders being collectively referred to as the "Sharing Lenders") shall share the benefit of such excess payment (net of any expenses which may be incurred by such first Lender in obtaining or preserving such excess payment) ratably in accordance with the unpaid amounts of such obligations owing to each of the Sharing Lenders and their respective Commitment Percentages. To such end all the Sharing Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     1) The Borrowers agree that any Lender so purchasing a participation in obligations hereunder of the Borrowers to another Lender or other Lenders may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such first Lender were a direct holder of obligations of the Borrowers in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

     1) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which
     Section 15.4(b) hereof applies, such Lender shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
     Section 15.4 to share in the benefits of any recovery on such secured claim.

       SECTION             Litigation.  THE BORROWERS, THE AGENT AND
     EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE
     IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST
     THE BORROWERS, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON
     OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWERS
     AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE.  THE
     BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE
     FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR
     DISPUTES BETWEEN THE BORROWERS AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWERS
     EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN
     ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS
     OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH
     SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS AT THE
     ADDRESS OF THE BORROWERS SET FORTH IN SECTION 15.1. SHOULD ANY OF
     THE BORROWERS FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT,
     PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE
     MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER
     AND/OR JUDGMENT MAY BE RENDERED AGAINST IT AS DEMANDED OR PRAYED
     FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  THE
     NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT
     BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN
     SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO
     ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.
     1.
       SECTION             Reversal of Payments.  The Agent and each
     Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrowers make a payment or payments to the Agent, for the account of the Lenders, or any
     Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured
     Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such
     Lender, and shall constitute a Prime Option Loan.
     1.
       SECTION             Injunctive Relief.  The Borrowers recognize
     that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this
     Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrowers agree that if any Event of Default shall have occurred and be continuing, the
     Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
     1.
       SECTION             Accounting Matters.  All financial and
     accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to
     determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.
     1.
       SECTION             Amendments.
     1.
    1) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 15.9(d)), by the Borrowers and, if required, approved by the Court, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

      1) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

       1) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of Article 12 or of this
       Section 15.9(b),

       1) no Collateral shall be released by the Agent other than as specifically permitted in this Agreement,

       1) except to the extent expressly provided herein, the definition "Borrowing Base" (including defined terms used therein) shall not be amended,

       1) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

       1) no Borrower or Guarantor shall be released from the Secured Obligations; and

       1) the Agent may not amend the provisions hereof with respect to the Obligations of, or the pro-rata sharing among, the Lenders.

       provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers or the Guarantors providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

  1) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

     1) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to Article 14 or Section 4.6.

       SECTION             Assignment.  All the provisions of this
     Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights under this Agreement.
     1.
       SECTION             Performance of Borrowers' Duties.  The
     Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their joint and several cost and expense. Upon the occurrence of a Default or Event of Default (as those terms are defined herein and in any of the other Loan Documents) under any of the Loan Documents, if the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done, at the Borrowers' joint and several cost and expense, either in the name of the Agent or the Lenders or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Agent so to act.
     1.
       SECTION             Indemnification.  The Borrowers agree,
     jointly and severally, to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement, any of the Loan Documents, the Pre-Petition Loan Agreement, the Proposal Letter or the Commitment Letter, and (c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising solely and directly from the Agent's or any Lender's gross negligence or willful misconduct.
     1.
       SECTION             All Powers Coupled with Interest.  All
     powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.
     1.
       SECTION             Survival.  Notwithstanding any termination
     of this Agreement, until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and
     indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.
     1.
       SECTION             Severability of Provisions.  Any provision
     of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     1.
       SECTION             Governing Law.  This Agreement and the
     Notes shall be construed in accordance with and governed by the law of the State of New York.
     1.
       SECTION             Counterparts.  This Agreement may be
     executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
     1.
       SECTION             Reproduction of Documents.  This Agreement,
     each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     1.
       SECTION             Parties Including Trustees; Court
     Proceedings. This Agreement, the other Loan Documents, and all Security Interests or Liens created hereby or pursuant to the Pledge Agreement or any other Loan Documents shall be binding upon Borrowers, the estates of Borrowers, and any trustee or successor in interest of any Borrower in its Chapter 11 Case, any superceding proceeding or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to
     Section 365 of the Bankruptcy Code.  Subject to the provisions of
     Section 13.1 hereof, this Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Borrowers, the Lenders and the Agent, and their respective assigns, transferees and endorsees. The Security Interests and Liens created in this Agreement, the Pledge Agreement, and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case(s) of any Borrower(s) to case(s) under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the property of any Borrower or jurisdiction of the Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect their security interests or Liens under applicable law.
          1.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

          BORROWERS:

     TRISM, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRISM SECURED TRANSPORTATION, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRI-STATE MOTOR TRANSIT CO.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   DIABLO SYSTEMS INCORPORATED, d/b/a
                                   DIABLO TRANSPORTATION, INC.

     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRISM EASTERN, INC., d/b/a C. I.
                                   WHITTEN TRANSFER


     By:__________________________________
     Name:_______________________________
     Title:________________________________

                                   TRISM HEAVY HAUL, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRISM SPECIALIZED CARRIERS, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRISM SPECIAL SERVICES, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


     TRISM LOGISTICS, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


                                   TRISM EQUIPMENT, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


          LENDERS:

     Commitment Percentage 44.45%  THE CIT GROUP/BUSINESS CREDIT, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________


     Commitment Percentage 33.33%  FLEET CAPITAL CORPORATION


     By:__________________________________
     Name:_______________________________
     Title:________________________________


     Commitment Percentage 22.22%  FINOVA CAPITAL CORPORATION


     By:__________________________________
     Name:_______________________________
     Title:________________________________


          AGENT:

                                   THE CIT GROUP/BUSINESS CREDIT, INC.


     By:__________________________________
     Name:_______________________________
     Title:________________________________
     SCHEDULE 4.9

     Proskauer Rose, LLP
     Young, Conway, Stargatt & Talor, LLP
     Lazard Freres & Co. LLC
     PricewaterhouseCoopers, LLP
     Akin, Gump, Strauss, Hauer & Feld, LLP
     Saul, Ewing, Remick & Saul LLP